FULLY DISCLOSED CLEARING AGREEMENT

OF

PERSHING LLC
(NASD MEMBER)

THIS AGREEMENT is made and entered into this 20th day of September, 2007 by and between Pershing LLC ("Pershing"), a limited liability company, and Bonds.com, Inc. ("Broker"), a Delaware corporation.

1.0 APPROVAL

This Agreement shall be subject to approval by the New York Stock Exchange, Inc. ("NYSE") and by any other self-regulatory organization vested with the authority to review or approve it. Pershing shall submit this Agreement to the NYSE and Broker shall submit the Agreement to any other such organization from which Broker is required to obtain approval. In the event of disapproval, the parties shall bargain in good faith to achieve the requisite approval.

2.0 AGREEMENT

From the date of this Agreement until the termination of this Agreement as provided in Paragraph 23 hereof, Pershing shall carry the proprietary accounts of Broker and the cash and margin accounts of the customers of Broker introduced by Broker to Pershing, and accepted by Pershing, and shall clear transactions on a fully disclosed basis for such accounts, in the manner and to the extent set forth in this Agreement.

3.0 ALLOCATION OF RESPONSIBILITY

3.1 Responsibilities of the Parties.

Pursuant to NYSE Rule 382, responsibility for compliance with applicable laws, rules, and regulations of the Securities and Exchange Commission ("SEC"), the NASD, the NYSE, and any other regulatory or self-regulatory agency or organization (collectively the "Rules") shall be allocated between Pershing and Broker as set forth in this Agreement. To the extent that a particular function is allocated to one party under this Agreement, the other party shall supply that party with information in its possession pertinent to the performance and supervision of that function.

3.2 Relationship with Customers.

Pershing shall provide services under this Agreement to Broker only to the extent explicitly required by specific provisions contained in this Agreement and shall not be responsible for any duties or obligations not specifically allocated to Pershing pursuant to this Agreement. Broker shall enter into appropriate contractual arrangements with customers on its own behalf, and such agreements shall make Broker, and not Pershing, responsible to customers for the provision of services. Broker shall not be deemed to be an agent of Pershing for any purpose, nor shall Pershing be deemed to have a fiduciary

relationship with any of Broker's customers. Broker acknowledges that Pershing does not control the business or operations of Broker.

4.0 REPRESENTATIONS AND WARRANTIES

4.1 Broker. Broker represents and warrants that:

4.1.1 Corporation Duly Organized. Broker is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation.

4.1.2 Registration. Broker is duly registered and in good standing as a broker-dealer with the SEC.

4.1.3 Authority to Enter Agreement. Broker has all requisite authority, whether arising under applicable federal or state law or the rules and regulations of any regulatory or self-regulatory organization to which Broker is subject, to enter into this Agreement and to retain the services of Pershing in accordance with the terms of this Agreement.

4.1.4 Material Compliance with Rules and Regulations. Broker and each of its employees is in material compliance with, and during the term of this Agreement shall remain in material compliance with, the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Broker is a member, of the SEC, and of every state to the extent that Broker or any of its employees is subject to the jurisdiction of that state.

4.1.5 No Pending Action, Suit, Investigation, or Inquiry. Broker has disclosed to Pershing every material action, suit, investigation, inquiry, or proceeding (formal or informal) pending or threatened against or affecting Broker, any of its affiliates, or any officer, director, or general securities principal or financial and operations principal of Broker, or their respective property or assets, by or before any court or other tribunal, any arbitrator, any governmental authority, or any self-regulatory organization of which any of them is a member. Broker shall notify Pershing promptly of the initiation of any action, suit, investigation, inquiry, or proceeding that may have a material impact on the capital of Broker.

4.1.6 Broker Responsibility. Broker shall be responsible for all internal operations related to its business including without limitation (i) all accounting, bookkeeping, record-keeping, cashiering, commodity transactions, or any other transactions not involving securities; or any matter not contemplated by the Agreement; (ii) preparation of Broker's payroll records, financial statements, or any analysis thereof; (iii) preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by Pershing on behalf of Broker pursuant to this Agreement; and (iv) payment of commissions to Broker's sales personnel.

4.2 Pershing. Pershing represents and warrants that:

4.2.1 Duly Organized. Pershing is a Limited Liability Company duly organized, validly existing, and in good standing under the laws of the state of Delaware.

4.2.2 Registration. Pershing is duly registered and in good standing as a broker-dealer with the SEC and is a member firm in good standing of the NYSE and the NASD.

4.2.3 Authority to Enter Agreement. Pershing has all requisite authority, whether arising under applicable federal or state law, or the rules and regulations of any regulatory or self-regulatory

organization to which Pershing is subject, to enter into this Agreement and to provide services in accordance with the terms of this Agreement.

4.2.4 Compliance with Registration. Pershing and each of its employees is in material compliance with, and during the term of this Agreement shall remain in material compliance with the registration, qualification, capital, financial reporting, customer protection, and other requirements of every self-regulatory organization of which Pershing is a member, of the Securities and Exchange Commission ("SEC"), and every state.

5.0 ESTABLISHING AND ACCEPTING NEW ACCOUNTS

5.1 Acceptance of New Accounts. Broker shall be responsible for opening and approving new accounts in compliance with the Rules.

5.1.1 Pershing reserves the right to reject any account that the Broker may forward to Pershing as a potential new account for commercially reasonable reasons, including but not limited to, credit and reputational considerations. Pershing also reserves the right to terminate any account previously accepted by it as a new account.

5.2 Maintenance of Account Information. Pershing may rely without inquiry on the validity of all customer information furnished to it by Broker. Possession of any such documents or information, however provided, concerning Broker's customers does not create a duty on the part of Pershing to review or understand the content of those documents.

5.3 Pershing Operations Manual. Broker acknowledges receipt and familiarity with the Pershing "Quick Reference Guide" and "Bulletins" and agrees to familiarize itself with any modifications or supplements to such documents that may be issued from time to time. Broker further agrees to abide by Pershing's "Quick Reference Guide" and "Bulletins" and any modifications or supplements to such documents that may be issued from time to time and delivered or made available to Broker.

6.0 SUPERVISION OF ORDERS AND ACCOUNTS

6.1 Responsibility for Compliance. Broker shall be solely responsible for compliance with suitability, "Know Your Customer" rules, and other requirements of federal and state law and regulatory and self-regulatory rules and regulations governing transactions and accounts. Possession by Pershing of surveillance records, exception reports, or other similar data shall not obligate Pershing to review or be aware of their contents. Pershing shall not be required to make any investigation into the facts surrounding any transaction that it may execute or clear for Broker or any customer of Broker.

6.2 Compliance Procedures. Broker agrees to supervise compliance with the Rules. Broker shall review transactions and accounts to assure compliance with prohibitions against manipulative practices, insider trading, market timing and late trading of mutual fund shares and other requirements of federal and state law and applicable regulatory and self-regulatory rules and regulations to which Broker or its customer are subject. Without limiting the above, Broker shall be responsible for compliance with the supervisory requirements in Section 15(b)(4) of the Securities Exchange Act of 1934, as amended, NASD Rule 3010, NYSE Rules 342, 351 and 431, and similar rules adopted by any other regulatory or self-regulatory agency or organization, to the extent applicable.

6.3 Knowledge of Customer's Financial Resources and Investment Objectives. Broker shall comply with Rule 405(1) of the NYSE or comparable requirements of similar rules of any other regulatory or self-regulatory organization to which Broker is subject. Broker shall obtain all essential facts relating to each customer, each cash and margin account, each order, and each person holding a power of attorney over any account, in order to assess the suitability of transactions (when required by applicable rules), the authenticity of orders, signatures, endorsements, certificates, or other documentation, and the frequency of trading. Broker warrants that, to the best of its knowledge, Broker will not open or maintain accounts for persons who are minors or who are otherwise legally incompetent and that Broker will comply with NYSE Rule 407 and other laws, rules, or regulations that govern the manner and circumstances in which accounts may be opened or transactions authorized.

6.4 Furnishing of Investment Advice. Broker shall be solely responsible for any recommendation or advice it may offer to its customers.

6.5 Discretionary Accounts. Broker shall be solely responsible for obtaining customer approval for and supervising discretionary accounts.

6.6 Obligations Regarding Certain Disclosures. Broker shall make any disclosures and obtain any agreements from its customers required by applicable law or regulation, including, without limitation, any disclosures or agreements required for margin, listed options, IPO's, mutual funds, penny stocks, derivative securities, account transfers or conversions. The cost of making such disclosures or obtaining such agreements shall be borne by Broker.

7.0 EXTENSION OF CREDIT

7.1 Presumption of Cash Account. Pershing may, but is not required to, permit customers of Broker to purchase securities on margin, but all transactions for a customer will be deemed to be cash transactions, and payment for those transactions will be required in the manner applicable to cash transactions, unless, on or prior to settlement, Broker has furnished Pershing with an executed margin agreement and consent to loan of securities.

7.2 Margin Requirements. Margin accounts introduced by Broker shall be subject to Pershing's margin requirements as in effect from time to time. Pershing reserves the right to refuse to accept any transaction in a margin account without the actual receipt of the necessary margin and to impose a higher margin requirement for a particular account when, in Pershing's discretion, the past history or nature of the account or other factors or the securities held in it warrant such action. In all instances, Broker may require higher margin than imposed by Pershing for any particular account, group of accounts, or all accounts introduced by Broker to Pershing. In any case where Broker requests Pershing to extend credit upon control or restricted securities, pursuant to Rule 144 under the Securities Act of 1933, as amended ("Rule 144"), or otherwise; Broker shall submit to Pershing such documentation, agreements and information as shall be reasonably required by Pershing to decide to extend such credit. Any extension of credit so approved shall be subject to Pershing's credit policies as shall be in effect from time to time.

7.3 Margin Maintenance and Compliance with Regulation T and SEC Rule 15c3-3(m).

7.3.1 Initial Margin. Broker shall be responsible for the initial margin requirement for any transaction until such initial margin has been received by Pershing in acceptable form.

7.3.2 Margin Calls. After the initial margin for a transaction has been received, subsequent margin calls may be made by Pershing at its discretion. Pershing shall calculate the maintenance requirement and

notify Broker of any amounts due. Broker shall be responsible for forwarding the margin call to its customer and obtaining the amount due directly from Broker's customer. If Broker fails to take the appropriate action, Pershing reserves the right to collect the amount due directly from Broker's customer. Broker agrees to cooperate with Pershing in complying with and obtaining margin in response to such calls.

7.3.3 Actions upon Failure to Meet Margin Calls or Deliver Securities. In the event that satisfactory margin is not provided within the time specified by Pershing, or securities sold are not delivered as required, Pershing may take such actions as Pershing deems appropriate, including, but not limited to, entering orders to buy-in or sell-out. Broker shall cooperate with Pershing by entering orders to buy-in or sell-out securities. Compliance with a request to withhold action shall not be deemed a waiver by Pershing of any of its rights under this Agreement.

7.4 Charging of Interest and Disclosures Pursuant to Rule 10b-16 and NASD Rule 2341. Interest charged by Pershing to Broker's clients with respect to debit balances in customers' accounts shall be determined in accordance with Schedule A attached to this Agreement. Broker shall send each margin customer a written Margin Disclosure Statement and other written disclosures, in a form acceptable to Pershing, at the time of the opening of a margin account as required by SEC Rule 10b-16 and NASD Rule 2341. If not already delivered to each margin customer by Pershing in connection with the delivery of the written new account Disclosure Statement in accordance with NYSE Rule 382, Broker agrees to deliver a written disclosure statement to its customer as required by SEC Rule 10b-16.

7.5 Unsecured Debits or Unsecured Short Positions. Pershing shall charge against the accounts of Broker an amount equal to the value of any unsecured debit or short position (on a "mark to market" basis) in a customer account if that position has not been promptly resolved by payment or delivery. Any remaining debit may be charged against Broker pursuant to Paragraph 20 of this Agreement.

7.6 EXTENSION OF NONPURPOSE CREDIT

7.6.1 Nonpurpose Credit. Pershing may, but is not required to, extend and maintain nonpurpose credit to customers of Broker not for purposes of purchasing, carrying, or trading in securities, but all extensions of credit to a customer will be deemed to be purpose credit subject to Regulation T unless, prior to extending the credit, Broker has furnished Pershing with an executed Federal Reserve Form T-4.

7.6.2 Nonpurpose Lending Requirements. Nonpurpose credit extended by Pershing shall be subject to nonpurpose lending requirements as established and modified by Pershing from time to time. Pershing reserves the right to refuse to extend nonpurpose credit without the actual receipt of the necessary underlying collateral and to impose a higher underlying collateral value requirement for a particular account when, in Pershing's discretion, the past history or nature of the account or other factors or the securities held in it warrant such action. In all instances, Broker may require a lower loan advance rate to collateral value than imposed by Pershing for any particular account, group of accounts, or all accounts introduced by Broker to Pershing. In any case where Broker requests Pershing to extend nonpurpose credit upon control or restricted securities, pursuant to Rule 144 under the Securities Act of 1933, as amended, or otherwise; Broker shall submit to Pershing such documentation, agreements and information as shall be reasonably required by Pershing to decide to extend such credit. Any extension of nonpurpose credit so approved shall be subject to Pershing's credit policies as shall be in effect from time to time.

7.6.3 Underlying Collateral Maintenance and Compliance with Regulation T and SEC Rule 15c3-3(m).

7.6.3.1 Initial Underlying Collateral. Broker shall be responsible for the initial underlying collateral requirement for any extension of nonpurpose credit until such initial underlying collateral has been received by Pershing in acceptable form.

7.6.3.2 Underlying Collateral Calls. After the initial underlying collateral for an extension of nonpurpose credit has been received, subsequent underlying collateral calls may be made by Pershing at its discretion. Pershing shall calculate the maintenance requirement and notify Broker of any amounts due. Broker shall be responsible for issuing the underlying collateral call to its customer and obtaining the amount due directly from Broker's customer. If Broker fails to take the appropriate action, Pershing reserves the right to collect the amount due directly from Broker's customer. Broker agrees to cooperate with Pershing in complying with and obtaining underlying collateral in response to such calls.

7.6.4 Actions Upon Failure to Meet Underlying Collateral Calls or Deliver Securities. In the event that satisfactory underlying collateral is not provided within the time specified by Pershing, or securities sold are not delivered as required, Pershing may take such actions as Pershing deems appropriate, including, but not limited to, entering orders to buy in or sell-out. Broker shall cooperate with Pershing by entering orders to buy-in or sell-out securities. Compliance with a request to withhold action shall not be deemed a waiver by Pershing of any of its rights under the Agreement.

7.6.5 Charging of Interest and Disclosures Pursuant to Rule 10b-16. Interest charged with respect to the extension of nonpurpose credit shall be determined in accordance with Schedule A attached to this Agreement. Broker shall send each customer a written disclosure statement, in a form acceptable to Pershing, at the time of the extension of nonpurpose credit as required by SEC Rule 10b-16.

7.6.6 Unsecured Debits. Pershing shall charge against the accounts of Broker an amount equal to the value of any unsecured debit (on a "mark to market" basis) in a customer account if that position has not been promptly resolved by payment or delivery. Any remaining debit may be charged against Broker pursuant to Paragraph 20 of the Agreement.

8.0 MAINTENANCE OF BOOKS AND RECORDS

8.1 Stock Records. Pershing shall maintain stock records and other prescribed books and records of all transactions executed or cleared through it. Unless otherwise required by law, Pershing shall have no obligation to maintain, or make available to Broker, such books and records after termination of this Agreement. If, however, Pershing does make such books and records available to Broker after the termination of this Agreement, Broker shall reimburse Pershing for its costs and expenses in retrieving such books and records.

8.2 Regulatory Reports and Records. Broker shall prepare, submit, and maintain copies of all reports, records, and regulatory filings required of Broker by any entity that regulates it, including, but not limited to, copies of all account agreements and similar documentation obtained pursuant to Paragraph 5 of this Agreement and any reports and records required to be made or kept under the Currency and Foreign Transactions Reporting Act of 1970, (the "Bank Secrecy Act"), and any rules and regulations promulgated pursuant thereto.

8.3 ANTI-MONEY LAUNDERING, OFFICE OF FOREIGN ASSETS CONTROL, AND ANTI-TERRORIST FINANCING OBLIGATIONS

8.3.1 Broker's Responsibilities:

a. Anti-Money Laundering Obligations. Broker hereby agrees and acknowledges that it is obligated to and hereby represents and warrants that it now does and will continue to comply with anti-money laundering laws and regulations, including any future obligations that may be imposed on Broker by laws or regulations, to know its customers, their source and use of funds, and to monitor for and identify suspicious activity.

b. Anti-Money Laundering Program. Broker represents and warrants that it has established and maintains an anti-money laundering program, consisting of, at a minimum, written internal policies, procedures and controls including a means for monitoring and identifying suspicious activity, the designation of an anti-money laundering compliance officer (whose identity shall be made known to Pershing and to the NASD and the NYSE), an ongoing employee training program, an independent audit function to test such programs annually, and any additional requirements set forth in the rules of any self-regulatory organization of which Broker is a member. Broker will allow Pershing access to such information as Pershing deems necessary in order for Pershing to test Broker's adherence to Broker's anti-money laundering program. To the extent the testing would be conducted at Broker's office, Pershing needs to provide Broker with reasonable prior notice (at least three business days) and the testing needs to be done on a business day and during regular business hours.

8.3.2 Broker to File CTRs and Provide Copies to Pershing. Broker is responsible for filing currency transaction reports ("CTRs") and will provide a copy of all such reports to Pershing at the same time as they are filed in accordance with applicable regulations.

a. Suspicious Activity Reports. Broker shall be responsible for reviewing for suspicious activities and filing suspicious activity reports on Form SAR-SF and shall coordinate such filing with Pershing. Broker shall, as soon as practical after identifying a suspicious activity and in any event prior to filing a suspicious activity report on SAR-SF, notify Pershing's Anti-Money Laundering Compliance Officer and shall communicate with Pershing about the transaction for purposes of sharing information about the transaction and determining whether Broker or Pershing shall file the SAR-SF, unless such sharing of information is prohibited by law. Broker will provide Pershing with copies of all SAR-SFs and other communications it files with respect to accounts held at Pershing, unless prohibited by law. In addition, Broker shall promptly notify Pershing regarding any account activity Broker reasonably believes to be suspicious, not legitimate, not having a reasonably apparent explanation, or could support the filing of a Form SAR-SF.

b. Other Transaction Reports. Prior to filing any report with the Treasury Department, the IRS, the U.S. Customs Service or any regulatory body or organization relating to the reporting of currency transactions or the transfer of currency or monetary instruments into or outside of the United States, including, but not limited to, CTRs, CMIRs and SAR-SFs, Broker shall notify Pershing's Anti-Money Laundering Compliance Officer (unless such notification is prohibited by law) and cooperate with Pershing as Pershing may deem appropriate. Broker will provide Pershing with copies of all reports and other communications with respect to accounts held at Pershing that Broker files with the Treasury Department, the IRS, the U.S. Customs Service, or any regulatory body or organization relating to the reporting of currency transactions, the transfer of currency or monetary instruments into or outside of the United States, or in regard to any suspicious activity, including, but not limited to, CTRs, CMIRs and SAR-SFs, unless the provision of such reports or communications is prohibited by law.

8.3.3. Reports by Pershing. Pershing has the obligation and reserves the right to make and file such suspicious activity or other reports as listed in Paragraph 8.3.2 when it deems it necessary or appropriate; and Broker recognizes that when Pershing does so, Pershing does not thereby assume any responsibility for making and filing reports on behalf of Broker or relieve Broker of its own responsibility for making and filing reports as necessary under U.S. or other laws and regulations. Pershing will provide Broker a copy of any such report that relates to an account of the Broker or a customer of the Broker, unless prohibited by law from doing so.

8.3.4. Restrictions and Conditions on Certain Accounts. Broker hereby agrees and acknowledges that it is obligated to comply with restrictions and conditions on opening and accepting certain accounts, including but not limited to, the following:

a. Know Your Customer and Government List Obligations, Including OFAC. At the time of the opening of any new account, Broker must obtain sufficient information (but no less than the minimum required under Section 326 of the USA PATRIOT Act) from its customer in order to reasonably identify and verify the identity of the client and the source of the client's funds. Broker also must satisfy itself that opening the account would not violate the provisions of various Executive Orders and regulations administered by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") or be subject to other restriction based on such relevant government lists as may be published from time to time. Broker will immediately inform Pershing of the existence of any account subject to an OFAC or government list restriction. Pershing uses interdiction software and will provide such relevant information as may from time to time be available to assist Broker in detecting possible OFAC and government list violations.

b. Non-Resident Alien Accounts Carried Directly or Through an Investment Advisor. For any account opened for a non-resident alien, Broker shall record the customer's passport number and obtain a copy of the government document used to verify the individual's identity at the time the account is opened. Broker shall also obtain a copy of a passport or other governmental identification for any of the following: the grantor/settlor of a foreign trust; and any beneficial owner of an offshore corporate account if: (1) the account is a personal holding company or private investment company; or (2) the beneficial owner of the entity which maintains the account holds more than a 10% interest in the entity. Broker shall not open any introduced account for a personal holding company or private investment company if one or more beneficial owners are U.S. persons. With respect to those accounts involving registered investment advisers, Broker shall obtain, record and verify information as outlined above about the adviser's customer, including ascertaining the identity of each beneficial owner, of any such account prior to opening the account unless Broker has ascertained that the investment adviser meets the exception set forth in SEC No Action letter dated February 13, 2004 relating to reliance on investment advisers or other SEC guidance applies.

c. Restrictions on Numbered Accounts. Broker will not establish or maintain specially coded or numbered accounts.

d. Source and Use of Funds. Broker will use reasonable efforts to ascertain that the source of a customer's funds are purportedly from customer, the customer is not engaged in unlawful activities, the assets being invested have been legitimately obtained, and any disbursements to a customer or third party are for legitimate purposes.

e. Transaction Reports and Transaction Monitoring Systems. In order to detect suspicious activity, Broker shall utilize the transaction reports and transaction monitoring systems provided by Pershing or shall otherwise perform its own transaction monitoring in order to detect suspicious activity.

f. CIP. In order to induce reasonable reliance by Pershing on Broker with respect to Broker's customer identification program ("CIP"), Broker represents and warrants: (1) it has a written CIP consistent with Section 326 of the USA PATRIOT Act and the rules thereunder; (2) it is subject to a rule implementing 31 U.S.C. 5318(h); (3) it is regulated by a Federal functional regulator as that term is defined under 31.C.F.R. § 103.120(a)(2); and (4) it will certify annually to Pershing that it has implemented an anti-money laundering program and will perform the requirements set forth in Broker's written CIP.

g. Shell Bank Accounts, Foreign Bank Accounts, and Private Banking Accounts. Broker, working in conjunction with Pershing, shall implement the provisions of sections 312, 313, and 319 of the USA PATRIOT Act as set forth in Informational Bulletins disseminated by Pershing from time to time. Copies of all certifications obtained by Broker shall be forwarded to Pershing.

8.3.5 Pershing's Responsibilities:

a. Anti-Money Laundering Obligations. Pershing hereby agrees and acknowledges that it is obligated to comply with anti-money laundering laws and regulations, including any future obligations that may be imposed on Pershing, and that it is responsible to combat money laundering and terrorist financing. Pershing shall (1) make available to Broker such information as it may from time to time recognize as potentially useful through use of Pershing's various interdiction monitoring tools to assist Broker detect possible money laundering and terrorist financing schemes, and (2) conduct various manual and systematic screenings to assist Broker in order to detect suspicious activity and OFAC and other government list violations. The actual systems and tools used for these purposes may vary from time to time, at Pershing's discretion.

b. Anti-Money Laundering Program. Pershing has established and shall continue to maintain an anti-money laundering compliance program in accordance with § 352 of the USA PATRIOT Act as well as NYSE and NASD rules. Pershing further represents and warrants: (1) it has written anti-money laundering policies and procedures including procedures to identify and report suspicious activity; (2) it has a designated Anti-Money Laundering Compliance Officer (whose identity has been made known to Broker and the NASD and NYSE); (3) it provides continuous anti-money laundering training to its employees; and (4) its anti-money laundering program is independently audited on an annual basis.

c. Transaction Reports. Pershing shall provide Broker with anti-money laundering and other activity reports that can be used to detect suspicious activity in order to assist Broker to meet its obligations. Pershing will offer training in the use of such reports. Pershing will also, upon request, provide Broker with relevant information in Pershing's possession that the Broker needs in order to file various required reports, including Forms CTR, CMIR, and SAR-SF and will provide such further assistance as may be required in the filing of such reports.

d. Transaction Monitoring Systems. Pershing shall make available to Broker various information pertinent to Broker's anti-money laundering efforts, including certain systematic transaction monitoring tools such as The Rules Engine™ anti-money laundering rules. Pershing will provide training in the use of such system to assist Broker in detecting suspicious activity and in screening electronic customer account data stored by Pershing on behalf of Broker against various databases through third-party service providers, for purposes of detecting names of OFAC prohibited individuals, entities in countries and other adverse information about the customer ("negative verification").

e. Notification if Pershing Detects Suspicious Activity. Through its trained employees and the use of automated systems, Pershing will review for (including, but not limited to, the items set forth in f through j below) and may detect suspicious activity utilizing a risk-based approach. Pershing's review

does not relieve Broker of its own responsibilities to review for suspicious activity which may involve the use of reports and systems listed in c and d above. In such circumstances when Pershing detects suspicious activity, Pershing will contact Broker about the transaction for purposes of sharing information about the transaction, unless Pershing believes that Broker itself may be engaged in suspicious activity or Pershing would be prohibited by law from sharing with Broker information about the suspicious transaction. Nothing in this Paragraph shall be read to prohibit Pershing from filing its own suspicious activity and other reports, as it believes necessary or appropriate. Broker shall take such steps as Pershing may reasonably request in connection with any potential suspicious activity in an account, including closing the account.

f. Incoming FedWires. For all incoming federal fund wires ("FedWires"), Pershing shall initially check relevant information, including the remitter's name, address, and account number, and the originating bank's name and address (to the extent provided on an incoming wire) to detect possible OFAC restrictions.

g. Outgoing FedWires for Third Parties. Requests for third-party wires are processed by Pershing on an exception basis using a risk-based approach. When allowed, for outgoing FedWires ordered to the delivery of a person or entity other than the account holder, Pershing shall review relevant information, including the payee's name, address, and account number, and the recipient bank's name and address, to detect possible violations of OFAC restrictions.

h. Incoming Securities. For securities received, Pershing shall review the names of the specified holder of the security to detect possible violations of OFAC restrictions in those circumstances when the registration on the security received is different than the name on the account into which the securities are deposited.

i. Outgoing Securities for Third Parties. For outgoing securities to third parties, Pershing shall check the names and addresses of the third party to whom the security is to be delivered to detect possible violations of OFAC restrictions.

j. Systematic Daily Screening, Government Lists Including OFAC. On a daily basis, Pershing shall compare all new accounts opened on its systems and all substantial changes made to account data resident on its systems to determine if any such new or changed account may be subject to an OFAC or other designated government list. In addition, Pershing shall compare its existing customer database to added restrictions as may be published by the Federal Government from time to time. Further, periodically Pershing shall compare its existing customer database to the existing OFAC government lists. In the event that Pershing's comparisons indicate that an account may be subject to an OFAC or government list restriction, Pershing will notify Broker if it believes there is a match. Broker shall cooperate fully with Pershing to determine whether, in fact, the account is subject to any such restriction. Broker will cooperate with Pershing in implementing any such action as may be determined by Pershing to be necessary or appropriate. Broker acknowledges that Pershing may rely on a third-party vendor to provide current OFAC and other government restricted list data, and Pershing shall not be held liable for any errors or omissions caused by such third-party vendor.

k. Funds Transfer Rule and Travel Rule. Pershing represents it has systems designed to comply with the electronic transfer of funds rules, specifically the "Funds Transfer Rule" and the "Travel Rule," 31 C.F.R. 103.33(f) and (g), when processing disbursements on behalf of Broker. Pershing shall comply with these rules based on information provided by Broker.

8.3.6 Bulletins and Other Informational Memoranda. Pershing shall from time to time issue Bulletins or other informational memoranda to Broker setting forth Pershing's policies and procedures regarding

anti-money laundering and terrorist financing. Broker agrees to become familiar with such Bulletins and informational memoranda and to abide by them.

8.3.7 Cooperation. Consistent with Section 314(b) of the USA PATRIOT Act and this Agreement, Broker and Pershing shall cooperate with each other and exchange information to assist each other in detecting money laundering and terrorist financing. Broker and Pershing shall each submit to FinCEN the notice set forth in 31 CFR Part 103.110(b)(2) and shall renew such notice each year. Each instance of information sharing shall constitute a confirmation by Broker to Pershing and by Pershing to Broker that the requisite notice has been filed. Pershing and Broker agree to consult with each other from time to time on each other's anti-money laundering responsibilities.

8.3.8 No Party to Cause Violation by the Other. Neither Pershing nor Broker shall knowingly take any action to cause the other party to be in violation of any anti-money laundering laws or regulations.

9.0 RECEIPT AND DELIVERY OF FUNDS AND SECURITIES

9.1 Receipt and Delivery of Funds and Securities.

9.1.1 Cashiering Functions. Pershing shall perform cashiering functions for accounts introduced by Broker. These functions shall include receipt and delivery of securities; receipt and payment of funds owed by or to customers; and provision of custody for securities and funds. Broker shall provide Pershing with the data and documents that are necessary or appropriate to permit Pershing to perform its obligations under this Paragraph, including but not limited to copies of records documenting receipt of customers' funds and securities received directly by Broker. Such data and documents must be compatible with the requirements of Pershing's data processing systems.

9.1.2 Purchases. Broker shall be responsible for purchases (including transactions on a "when issued" basis) made for customers until actual and complete payment has been received by Pershing. Broker shall not introduce accounts requiring settlement on a "delivery versus payment" or "receive versus payment" basis unless such account utilizes the facilities of a securities depository or qualified vendor as defined in NYSE Rule 387 for all depository eligible transactions.

9.1.3 Sales. Broker shall be responsible for sales (including those on a "when issued" basis), until Pershing has received, in acceptable form, the securities involved in the transaction. If Pershing does not receive delivery of securities in an acceptable form, Pershing may buy-in all or part of the securities.

9.1.4 Funds and Securities Received by Broker. Broker shall promptly deposit with Pershing funds or securities received by Broker from its customers, together with such information as may be relevant or necessary to enable Pershing to record such remittances and receipts in the respective customer accounts.

9.1.5 Failure to Settle or Pay. In the event of a failure to timely deposit required funds or securities, Pershing may take appropriate remedial action. Without waiving or otherwise limiting its right to take other remedial action, Pershing may at its option charge interest at rates as agreed in Schedule A ("Fully Disclosed Pricing Schedule") to this Agreement. Broker may pass such charges on to its customers but Broker remains responsible therefor until actually paid.

9.1.6 Check Writing Authority. Pershing may, but is not required to, authorize certain of Broker's employees to sign checks to Broker's customers for amounts due to, and requested by them, with respect to their accounts. Broker shall designate, in writing, the names of any employees it wishes to receive the authorization described in this Paragraph. All checks must be signed by two employees who have

received written authorization from Pershing. No check or checks totaling more than $100,000 shall be provided to any customer by Broker on the same business day. All expenses incurred in connection with the issuance of checks under the authority described in this Paragraph shall be charged to Broker. Broker remains responsible for the disbursement and delivery of such checks to its customers. Any lien on the customer's property granted by the customer to Broker or Pershing shall extend to any funds which may be segregated in a separate account in connection with the exercise of the authority described in this Paragraph. Broker has established, and shall maintain and enforce, supervisory procedures with respect to the issuance of such instruments that are satisfactory to Pershing.

9.2 Restricted and Control Stock Requirements. Broker shall be responsible for determining whether any securities held in Broker's or its customer accounts are restricted or control securities as defined by applicable laws, rules, or regulations. Broker is responsible for assuring that orders and other transactions executed for such securities comply with such laws, rules, and regulations.

9.3 Corporate Action Requests/Soliciting Dealer Agreements. Broker requests and authorizes Pershing to execute as Broker's agent-in-fact any and all Soliciting Dealer Agreements (except as provided in Paragraph 13.8) for corporate actions involving securities or other interests held by Broker's customers on the books of Pershing. Pershing agrees to provide a written advice of the pending corporate action to Broker at its designated locations. Pershing further agrees to collect and submit corporate action requests from Broker and submit them to the soliciting party in accordance with the instructions received from the soliciting party. Pershing agrees to use commercially reasonable efforts to communicate corporate action information to Broker and, where applicable, Broker's customers, but shall not be liable for a) any delays in the communication of corporate action information or b) delays in the transmission of collected corporate action requests to the soliciting party unless caused by Pershing's gross negligence. All fees received from the soliciting party will be credited to Broker. In consideration of providing this service to Broker, Broker agrees to indemnify and hold harmless Pershing, its affiliates, officers, agents and employees from all claims, suits, investigations, damages and defense costs (including reasonable attorney's fees) that arise in connection with this Paragraph.

10.0 SAFEGUARDING OF FUNDS AND SECURITIES

Except as otherwise provided in this Agreement, Pershing shall be responsible for the safekeeping of all money and securities received by it pursuant to this Agreement. However, Pershing will not be responsible for any funds or securities delivered by a customer to Broker until such funds or securities are actually received by Pershing or deposited in bank accounts maintained by Pershing.

11.0 CONFIRMATIONS AND STATEMENTS

11.1 Preparation and Transmission of Confirmations and Statements. Pershing shall prepare confirmations and summary periodic statements and shall, to the extent required by the Rules, transmit them to customers and Broker in a timely fashion except to the extent the parties agree in writing that Broker may transmit confirmations to customers. Confirmations and statements shall be prepared on forms disclosing that the account is carried on a fully-disclosed basis for the Broker in accordance with applicable rules, regulations, and interpretations. Broker will have the ultimate responsibility for compliance with the prospectus delivery requirements of the Securities Act of 1933, as amended, regardless of its retention of a prospectus fulfillment service to perform delivery of same.

11.2 Examination and Notification of Errors. Broker shall examine all confirmations, statements, and other reports in whatever medium provided to Broker by Pershing. Broker must notify Pershing of any error claimed by Broker in any account; as to purchase and sales transactions prior to settlement date and

as to all other transactions within the time in which Pershing is able to, without violating applicable law, reverse the transaction. If Broker fails to do so, Broker shall be deemed to have waived its right to make any claim against Pershing with respect to such error.

12.0 ACCEPTANCE AND EXECUTION OF TRANSACTIONS

12.1 Responsibility to Accept or Reject Trades. Pershing shall execute transactions in customers' accounts and release or deposit money or securities to or for accounts only upon Broker's instructions. Pershing reserves the right to accept written or oral transaction orders from Broker's customers in circumstances where it determines that either (i) the customers are unable to execute those transactions through Broker or (ii) Pershing is required to do so by applicable or relevant law. Notwithstanding any instructions to the contrary, Pershing may, after notifying Broker orally or in writing: (i) refuse to confirm a transaction or cancel a confirmation; (ii) reject a delivery or receipt of securities or money; (iii) refuse to clear a trade executed by Broker; or (iv) refuse to execute a trade for the account of a customer or Broker.

12.2 Responsibility for Errors in Execution. Broker shall be responsible for transmission to Pershing of all orders and for any errors in the Broker's recording or transmission of such orders.

12.3 Best Execution. In accordance with the Rules, Pershing will provide best execution on all transactions routed to the desk of Pershing or of a Pershing affiliate.

13.0 OTHER OBLIGATIONS AND RESPONSIBILITIES OF BROKER

13.1 Other Clearing Agreements. During the term of this Agreement, Broker shall not enter into any other similar agreement or obtain the services contemplated by this Agreement from any other party or supply the services contemplated by the Agreement without prior written consent of Pershing.

13.2 Disciplinary Action, Suspension, or Restriction. If Broker or any of its affiliates, or any officer, director, or general securities principal or financial and operational principal of Broker, becomes subject to disciplinary action, suspension, or restriction by a federal or state agency, stock exchange, or regulatory or self-regulatory organization having jurisdiction over Broker or Broker's securities or commodities business, Broker shall give notice to Pershing immediately, orally and in writing, and provide Pershing a copy of any decision relating to such action, suspension, or restriction. Pershing may take any action it reasonably deems to be necessary (i) to assure that it will continue to comply with all applicable legal, regulatory, and self-regulatory requirements, notwithstanding such action, suspension, or restriction; and (ii) to comply with any requests, directives, or demands made upon Pershing by any such federal or state agency, stock exchange, or regulatory or self-regulatory organization.

13.3 Provision of Financial Information. Broker shall furnish Pershing copies of FOCUS Reports, financial statements for the current fiscal year, the executed Forms X-17a-5 (Parts I and IIA) filed with the SEC, any amendments to Broker's Form BD, and any other regulatory or financial reports Pershing may from time to time require. Broker shall provide such reports to Pershing at the time Broker files such reports with its primary examining authority.

13.4 Executing Brokers. If Broker wishes to act as an "Executing Broker" as such term is understood in that certain letter dated January 25, 1994, from the Division of Market Regulation of the SEC, as the same may be amended, modified or supplemented from time to time (the "No-Action Letter"), then all terms herein shall have the same meaning as ascribed thereto either in the Agreement or in the No-Action Letter as the sense thereof shall require. Broker may, from time to time, execute trades (either directly or

through Pershing) for Prime Brokerage Accounts in compliance with the requirements of the No-Action Letter. (The No-Action Letter requires, inter alia, that a contract be executed between Pershing and Prime Broker, and between Broker and Prime Brokerage Customer prior to the transaction of any business hereunder.) Broker shall promptly notify Pershing, but in no event later than 5:00 p.m. New York time, of trade date in a mutually acceptable fashion, of such trades in sufficient detail for Pershing to be able to report and transfer any trade executed by Broker on behalf of a Prime Brokerage Account to the relevant Prime Broker. Broker understands and agrees that if Prime Broker shall disaffirm or "dk" any trade executed by Broker on behalf of a Prime Brokerage Account, Broker shall open an account for such Prime Brokerage Account in its range of accounts and shall transfer or deliver the trade to such account at the risk and expense of Broker to the same extent as for any account introduced by Broker pursuant to this Agreement. Broker understands and agrees that all Prime Brokerage Accounts shall be conducted in accordance with the requirements of the No-Action Letter and any relevant agreement between Broker and a Prime Brokerage Customer or between Pershing and relevant Prime Broker. Broker further agrees to supply Pershing with such documents, papers and things, which from time to time are reasonably required by Pershing to carry out the intention of this Paragraph. Broker agrees that it shall know its customer, obtain appropriate documentation, including new account form, conduct its own credit check and determine the availability of shares as required for processing of any short sales. Broker shall maintain facilities to clear any disaffirmed trades.

13.5 Protection of Intellectual Property. Broker shall use all reasonable efforts to preserve and protect Pershing's and its affiliates' patent, trade secret, copyright and other proprietary rights in Pershing's or its affiliates' products, services, trademarks and tradenames, at least to the same extent used by Broker to preserve and protect its own proprietary data or information and to notify Pershing of any action by any third party known by Broker to constitute an infringement of Pershing's or any of its affiliates' proprietary rights and to cooperate with Pershing in protecting such rights. Without limiting the foregoing, and subject to the permission required by Paragraph 22 hereof, Broker shall note Pershing's or its affiliates' patent, trade secret, copyrights, trademarks and trade names when Broker makes reference to or distributes products or services provided by Pershing or its affiliates, as applicable.

13.6 Currency Fluctuation. If Broker directs Pershing to enter into any transaction to be effected on any securities exchange or in any market on which transactions are settled in a foreign currency, (i) any profit or loss arising as a result of a fluctuation in the rate of exchange between such currency and the United States Dollar shall be entirely for Broker's account and risk, (ii) all initial and maintenance margin deposits required or requested by Pershing shall be in the currency required by the applicable marketplace or clearing agency in such amounts as Pershing in its sole discretion may require, and (iii) Pershing is authorized to convert funds in the Account into and from such foreign currency at rates of exchange prevailing at the banking or other institutions (including affiliated financial institutions including The Bank of New York with which Pershing normally does business.

13.7 Execution Away from Pershing. Subject to the written approval of Pershing, Broker may place for execution with firms other than Pershing orders for its customers' accounts to the extent Broker determines that such action is necessary to meet Broker's duty to obtain best execution for customer orders. Pershing will have no responsibility for the transmission or execution of any such orders, and Broker agrees to assume full responsibility for resolving any disputes and for bearing any losses resulting from transactions with firms with which Broker executes, giving up Pershing for clearance. Broker also agrees that, with respect to any such orders, it will report executions promptly to Pershing for clearance in accordance with Pershing's procedures.

13.8 Mutual Fund Shares. Broker shall be responsible for obtaining and executing dealer agreements with any principal underwriter for mutual funds from which Broker seeks to purchase mutual fund shares

for its Customers' accounts. Broker shall provide copies of such agreements to Pershing upon Pershing's request.

14.0 OTHER OBLIGATIONS AND RESPONSIBILITIES OF PERSHING

14.1 Use of Third-Party Services. Subject to Paragraph 17 hereof, Pershing may, at its reasonable option, and consistent with common industry practice, retain one or more independent data processing or other service bureaus to perform functions (including, but not limited to, pricing services or proxy mailing services) assigned to Pershing under this Agreement.

14.2 Tax Withholding. Broker hereby agrees to take necessary measures to comply with the income tax withholding requirements of Section 3406 and Sections 1441 through 1446 (the nonresident alien withholding requirements) of the Internal Revenue Code of 1986, as amended ("IRC") with respect to its customer accounts. Broker agrees to furnish to Pershing any tax information, e.g., taxpayer identification numbers and certifications provided by the customer on IRS Forms W-8, W-8BEN, W-8IMY, W-8EXP, W-8ECI, W-9, or any acceptable substitute in its possession relating to each customer account transferred to Pershing and to each future customer account opened. Broker acknowledges that Pershing will rely on such information for purposes of determining Pershing's obligation to withhold federal income tax pursuant to Sections 1441 through 1446 and 3406 of the Internal Revenue code. Broker hereby authorizes Pershing to employ any procedures permitted under applicable law or regulation to achieve compliance with its withholding obligations under federal income tax law.

14.3 Retirement Account Distributions. For retirement accounts for which Pershing makes designated distributions pursuant to Section 3405 of the IRC or any successor provision thereto, Broker shall (1) obtain customer authorization to execute Form W-4P (or an acceptable substitute) on behalf of such customer, and (2) electronically provide such Form W-4P or a copy thereof to Pershing.

15.0 ORDER AUDIT TRAIL SYSTEM (OATS)

Pursuant to NASD Rules 6950 through 6957 (Order Audit Trail System ("OATS") Rules) and the OATS Reporting Technical Specifications, it is hereby agreed between Broker and Pershing that Pershing shall synchronize Pershing system clocks in accordance with the National Institute of Standards and Technology clock and periodically monitor such clocks for performance within any deviation time frame tolerance level permitted by the OATS Rules.

Unless otherwise directed in writing by Broker, Pershing will record and transmit to the NASD, on Broker's behalf, all order information that is required to be recorded pursuant to the OATS Rules and the OATS Technical Specifications (including any modifications thereto) (the "Order Information") for orders entered on or linked to Pershing's proprietary electronic order entry systems (including Trade Order Processing System, BrokerView Order Entry, BrokerView Direct Order, NetExchange Pro™, NetExchange Client™, Telexchange Pro™, and Telexchange Client™ and any other electronic order entry system as Pershing may develop and implement from time to time) (collectively "the Front-End Products") and routed to a market using Pershing's routing routine. Pershing will also record and transmit to the NASD information that is received via the Front-End Products by Pershing in connection with modification or cancellation of any Order Information previously entered into the system.

Unless specifically agreed to in writing, Pershing will not capture information or transmit Order Information for orders that are not entered on the Front-End Products or called in for execution or where Pershing does not determine the order routing routine.

For trades not entered on Front-End Products, Broker is responsible for providing information necessary for Pershing to report on Broker's behalf. Broker agrees that Pershing may pass any out-of-pocket costs associated with development and/or maintenance of this system on to Broker.

Broker acknowledges and agrees that Pershing shall not be responsible for any Order Information that is not received by Pershing.

Pershing shall be responsible for repairing any rejections of OATS data it receives or is made aware of for data Pershing previously reported to the OATS reporting authorities. Broker agrees to notify Pershing of any rejection of OATS data that it receives or is made aware of for data previously reported to the OATS reporting authorities by Pershing.

Notwithstanding the foregoing, nothing contained herein shall relieve Broker of its reporting obligations under paragraph (c)(3) of OATS Rule 6955.

16.0 TRANSMISSION OF ORDERS TO PERSHING AS PRIME BROKER

16.1 General Broker Functions. Broker may, from time to time, collect and transmit to Pershing orders and other instructions to Pershing from Broker's prime brokerage customers ("Prime Brokerage Orders") and provide Pershing with such reports, data and services as Pershing requires in order to act as prime broker with respect to such Prime Brokerage Orders, consistent with the SEC No-Action Letter dated January 25, 1994 ("No-Action Letter") and applicable rules and regulations.

16.2 Trading Activity Functions. Broker shall perform the following functions as introducing firm for its prime brokerage customers:

a. Report all trading activity for the accounts of Broker's prime brokerage customers (whether executing with Pershing or away) to Pershing via iPartner, NetExchange Advisor (or other agreed upon method) on trade date by a time to be determined by Pershing and Broker from time to time.
b. Assure that access to iPartner is limited to authorized persons only.
c. Accept, via electronic mail (or telephone) on T+1, information regarding all trade breaks and respond to the Investment Management Services ("PIMS") group of Pershing regarding resolution of such trade breaks by 12:00 noon (NYC time) on T+1.
d. Obtain pre-approval from Pershing for any short sales directed by Broker's prime brokerage customers.
e. Provide all information to Pershing related to the eligibility of any of Broker's customers to receive or to continue to receive prime brokerage services.

16.3 Other Prime Brokerage Functions. Broker shall perform the following additional functions as introducing firm for its prime brokerage customers:

a. Obtain and deliver to Pershing an executed Prime Brokerage Client Agreement in substantially the form provided by Pershing to Broker, for each prime brokerage customer of Broker.
b. Obtain and deliver to Pershing an executed Prime Brokerage Investment Advisor Agreement in substantially the form provided by Pershing to Broker, for any investment advisor with discretion over an account of a prime brokerage customer of Broker (the "Investment Advisor").
c. Deliver to Pershing for acceptance or rejection the name of, and any information

requested by Pershing regarding, each Executing Broker that Broker proposes to utilize to execute prime brokerage trades. Broker acknowledges that Pershing does not select any Executing Broker, and makes no representation regarding the financial condition or ability of any Executing Broker.

d. Obtain and deliver to PIMS an executed Schedule A for each prime brokerage agreement between Pershing (as Prime Broker) and each Executing Broker accepted by Pershing, showing each prime brokerage customer of Broker for whose Account Prime Brokerage Orders will be placed and, thereafter, deliver to PIMS executed Forms 1 to Schedule A to reflect additions and deletions of prime brokerage customers as appropriate.

e. Perform any other functions reasonably requested by Pershing to facilitate Pershing's performance of the prime brokerage services hereunder and as contemplated by the No-Action Letter.

16.4 Broker Acknowledgements Regarding Prime Brokerage. Broker acknowledges that Pershing may disaffirm or DK transactions of any prime brokerage customers of Broker. Broker will be responsible for resolving all unmatched items, and advising PIMS of their status in a timely manner. Broker acknowledges that PIMS shall monitor the net equity of accounts of Broker's prime brokerage customers carried by Pershing, and shall notify Broker who in turn shall notify the relevant prime brokerage customers on Broker's letterhead whenever such customers' net equity falls below the minimum required by Pershing. If an account falls below the minimum net equity set by Pershing, the account will not be permitted to place any further Prime Brokerage Orders until the net equity is increased to the level required by Pershing. Broker agrees to provide access to its personnel and records, and submits to the supervision of Pershing for the purpose of complying with Pershing's obligations as Prime Broker under the No-Action Letter and applicable laws, rules and regulations in relation to the provision of the prime brokerage services.

16.5 Compensation. In consideration of Pershing acting as Prime Broker, Broker agrees to pay the amounts set forth in Schedule A hereto.

16.6 Limitation of Liability. In addition to the provisions of Section 18 in this Agreement and not in limitation thereof, Broker acknowledges and agrees that:

a. Pershing accepts no responsibility for the Prime Brokerage Orders received from the Broker via iPartner (or other agreed upon method) except in the event of gross negligence or willful misconduct by Pershing or its employees.

b. Pershing accepts no responsibility and disclaims all liability for any communication linkage failure associated with the transmittal of Prime Brokerage Orders except in the event of gross negligence or willful misconduct by Pershing or its employees.

c. Pershing is not responsible for fraudulent or unauthorized access to iPartner that may cause any loss, damage or liability to Broker, Pershing, Broker's prime brokerage customers, or a third party.

d. Any notice by Pershing hereunder or as required to perform prime brokerage services to prime brokerage customers of Broker shall be made to Broker, whether on Broker's behalf or on behalf of such customers. Any notice made to Broker shall be deemed to be made to, or done for, Broker's prime brokerage customers, as applicable. Broker shall be responsible for all communication with Broker's prime brokerage customers regarding all services to be performed hereunder. Pershing is not responsible for communication failure between Broker and Broker's prime brokerage customers.

e. In connection with this Paragraph 16.6, Pershing disclaims liability not only for direct damages to the Broker, Pershing, Broker's prime brokerage customers or a third party, but in addition disclaims any and all liability for special, indirect or consequential or

incidental damages whether in tort or in contract even if Pershing has been advised of the possibility of such damage except in the event of gross negligence or willful misconduct by Pershing or its employees.

16.7 No Joint Venture. Nothing contained in the Agreement (i) shall constitute Pershing and Broker as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

16.8 Representations and Warranties. In addition to, and no way in limitation of, Broker's representations and warranties as contained elsewhere in this Agreement, Broker represents and warrants that:

a. Broker has been duly appointed and authorized by Broker's prime brokerage customers to transmit Prime Brokerage Orders to Pershing.
b. All Broker's customers whose accounts will participate in prime brokerage activities have been advised, via client agreements or otherwise, that their accounts will engage in prime brokerage activities, Pershing will act as Prime Broker for their accounts, and said customers or the Investment Advisor thereof may place orders for the execution of trades for their accounts at Executing Brokers, all in conformity with applicable provisions of the No-Action Letter.

17.0 DAMAGES

As between the parties, neither party shall be liable for special, indirect, incidental, consequential or punitive damages, whether such damages are incurred or experienced as a result of entering into or relying on this Agreement or otherwise, even if the parties have been advised of the possibility of such damages. Broker and Pershing each agree not to assist any claim for punitive damages against the other.

17.1 Allocation of Risks. Broker acknowledges and agrees that the fees charged by Pershing reflect the allocation of risks including, but not limited to, any limitation of liability set forth in this Agreement. A modification of the allocation of risks set forth in this Agreement would affect the fees charged by Pershing, and in consideration of such fees, Broker agrees to such allocation of risks.

18.0 LIABILITY

18.1 Liability of Pershing

18.1.1 **Disclaimer of Warranties. Broker expressly agrees that Broker's use of Pershing's Services, including the Systems as defined by Paragraph 30.1 and software products as defined herein, is at Broker's sole risk. Neither Pershing nor any of its directors, officers, employees, agents, contractors, affiliates, information providers, licensors, or other suppliers providing data, information, services or software, including but not limited to the NYSE, warrants that the services will be uninterrupted or error free; nor do any of them make any warranty as to the results that**

may be obtained from the use of the services or as to the timeliness, sequence, accuracy, completeness, reliability or content of any data, information, services, or transactions provided and Pershing shall not be responsible for any losses liabilities or damages caused by the acts or omissions of those third party agents, contractors, information providers or other suppliers beyond any amount which Pershing is able to recover pursuant to its agreement with such entity. Except as specifically set forth in this Paragraph 18.1, Pershing's services are provided on an "as is," "as available" basis, without warranties of any kind, either express or implied, including, without limitation, those of merchantability, fitness for a particular purpose, and non-infringement, other than those warranties which are implied by and incapable of exclusion, restriction or modification under the laws applicable to this Agreement.

18.1.2 Pershing Indemnification. In addition to any other obligations it may possess under other provisions of this Agreement, Pershing shall indemnify, defend, and hold harmless Broker from and against all claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney's fees, and costs in connection therewith arising out of any negligent, reckless, dishonest, fraudulent, or criminal act or omission on the part of any of Pershing's officers or employees with respect to the services provided by Pershing under this Agreement.

18.1.3 Pershing Right to Compete. Nothing in this Agreement shall be deemed to restrict in any way the right of Pershing or any affiliate of Pershing to compete with Broker in any or all aspects of Broker's business.

18.2 Liability of Broker

18.2.1 Broker Indemnification. In addition to any other obligations it may possess under other provisions of this Agreement, Broker shall indemnify, and hold harmless Pershing, and any controlling person of Pershing, from and against all allegations, claims, demands, proceedings, suits, and actions ("Claims") and all liabilities, expenses, attorney's fees (including fees and costs incurred in enforcing Pershing's right to indemnification), and costs in connection therewith arising out of one or more of Broker's or any of its agent's or employee's negligent, dishonest, fraudulent, or criminal act, or omission or any of the following:

18.2.1.1 Failure to Make Payment or Deliver Securities. A check received by Pershing from a customer shall not constitute payment until it has been paid and the proceeds are actually received and finally credited to Pershing (without any subsequent charge back) by its bank.

18.2.1.2 Margin Calls. Failure of a customer to meet any initial margin call or any maintenance call, except that Pershing shall be responsible for the portion of any such loss or damage that Broker establishes was directly attributable to Pershing's failure to give notification to Broker as required in Paragraph 7.3.2 of this Agreement.

18.2.1.3 Broker's Failure to Perform. Failure of Broker to perform any duty, obligation, or responsibility with respect to customer accounts as set forth in this Agreement. Broker's indemnification obligation under this Paragraph shall not be affected by the participation of Pershing or any person controlling it or controlled by it within the meaning of the Securities Exchange Act of 1934, as amended, in any transaction giving rise to such an obligation, unless such participation constitutes recklessness, fraud, or criminal conduct.

18.2.1.4 Improper Conduct by Agents. Any negligent, dishonest, fraudulent, or criminal act or omission on the part of any of Broker's officers, directors, employees, or agents.

18.2.1.5 Failure of a Customer to Perform Obligations. Any failure by any of Broker's customers to perform any commitment or obligation with respect to a transaction carried by Pershing under this Agreement, whether or not such failure was under the control of Broker.

18.2.1.6 Customer Claims and Disputes. Any claim or dispute between Broker and a customer with respect to services provided under this Agreement, including, but not limited to, any claim or dispute concerning the validity of a customer order in the form the order was transmitted to Pershing by Broker and any claim arising in connection with Pershing's guarantee of any signature of any customer of Broker or at the request of Broker.

18.2.1.7 Warranties. Any adverse claim with respect to any security delivered or cleared by Pershing, including a claim of a defect in title with respect to securities that are alleged to have been forged, counterfeited, raised or otherwise altered, or if they are alleged to have been lost or stolen. The parties agree that Pershing shall be deemed to be an intermediary between Broker and customer and shall be deemed to make no warranties other than as provided in Section 8-306(3) of the Uniform Commercial Code.

18.2.1.8 Default of Third-Party Broker. Any default by a third-party broker with whom the Broker deals on a principal or agency basis in a transaction either not executed by Pershing or not cleared by Pershing even if permitted by Pershing as provided herein.

18.2.1.9 Check Signing. Any negligence, fraud, malfeasance, or error of any employee of Broker with respect to the use of the check-signing authority granted under Paragraph 9.1.6 of this Agreement.

18.2.1.10 Prior Self-Clearing Arrangements. Any guarantee, indemnification, or hold harmless agreement in connection with Broker's business or customers that Pershing may provide to the National Securities Clearing Corporation, the Depository Trust Company, or any other clearing, depository, or self-regulatory organization with respect to transactions self-cleared by Broker prior to transfer of such functions to Pershing.

18.2.1.11 Breach of Warranty by Broker. Any breach by Broker of any representation or warranty made by it under this Agreement.

18.2.1.12 Deposit of Checks to Customer Accounts. Any failure to exercise due diligence in reviewing checks received from customers to ensure that same are in proper form, or in the issuance of instructions to Pershing regarding the accounts into which checks are to be deposited.

18.2.1.13 Infringement of Intellectual Property Rights. Any act or omission of Broker, its agents, employees or customers which infringes on any patent, trade secret, copyright, trademark, or other intellectual property right of Pershing or any violation of the terms set forth in Paragraph 30 hereof.

18.2.1.14 Misuse of Passwords and Unauthorized Access. The misuse, loss or unauthorized access to the Systems and Software Products using the Identification Devices (as that term is defined in Paragraph 30.1 of this Agreement) provided to Broker or its customers.

18.2.2 Defense of Claims. Broker will institute defense against any Claims at the sole expense of Broker and using counsel reasonably acceptable to Pershing. Broker will keep Pershing informed of the status of the defense of such Claims, and Broker will not agree to any settlement without consent of Pershing, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Pershing will have the right to assume the defense of such Claims at the sole expense of Broker.

19.0 FEES AND SETTLEMENTS FOR SECURITIES TRANSACTIONS

19.1 Commissions. Pershing shall charge each of Broker's customers the commission, markup, and any other charge or expense that Broker instructs it to charge for each transaction. If instructions are not received with respect to a transaction in the time period required by Pershing to implement those instructions, Pershing shall charge the customer the commission, markup, or other charge or expense prescribed in the basic commission schedule delivered to Pershing by Broker. This basic schedule may be amended from time to time by Broker by written instructions delivered to Pershing. Pershing shall only be required to implement such amendments to the basic schedule to the extent such amendments are within the usual capabilities of Pershing's data processing and operations systems and only within such reasonable time limitations as Pershing may deem necessary to avoid disruption of its normal operating capabilities.

19.2 Miscellaneous Charges. Broker agrees to pay Pershing the fees and charges described in Schedule A hereto. Notwithstanding the foregoing, Broker may instruct Pershing to pass through such fees to Broker's customers.

19.3 Fees for Clearing Services. As compensation for services provided pursuant to this Agreement, Pershing shall deduct from the commissions, mark-up, mark-down, or fees charged Broker's customers the amounts set forth in the fully-disclosed pricing schedule attached hereto as Schedule A.

20.0 DEPOSIT ACCOUNT

20.1 Establishment of Deposit Account. To further assure Broker's performance of its obligations under this Agreement, including but not limited to its indemnification obligations under Paragraph 18, Broker shall, on or before the execution of this Agreement, establish an account at Pershing to be designated as the Broker's Deposit Account (the "Deposit Account"). The Deposit Account shall not represent an ownership interest by Broker in Pershing. The Deposit Account shall at all times contain cash, securities, or a combination of both, having a market value of at least the amount set forth in Schedule A. The securities placed in the Deposit Account shall consist only of direct obligations issued by or guaranteed as to principal and interest by the United States Government. In the event of a substantial change in the nature and extent of Broker's business operations, Pershing may require that an additional amount be deposited promptly in the Deposit Account. If such a deposit is not made in the amount specified, whether or not Broker agrees that the amount is justified under this Paragraph, Pershing may terminate this Agreement forthwith.

20.2 Pershing's Right to Offset. If (i) Pershing shall have any claim against Broker or a customer of Broker which has not been resolved within five business days after Pershing presents such claim to Broker; or (ii) if Pershing shall suffer any loss or incur any expense for which it is entitled to be indemnified pursuant to this Agreement, and Broker shall fail to make such indemnification within five business days after being requested to do so, Pershing may deduct the amount of such claim, loss, or expense from any account of Broker. Pershing may withdraw cash or securities (or both) having a market value equal to the amount of such claimed deficiency. If those funds are withdrawn from the Deposit Account, then Broker shall be obligated to make an immediate deposit in the Deposit Account of cash or securities sufficient to bring the Deposit Account back to a value of at least the amount required by Schedule A.

20.3 Termination of Deposit Account. Within thirty (30) days of termination of this Agreement, Pershing shall pay and deliver to Broker, the funds and securities in the Deposit Account, less any amounts to which it is entitled under the preceding Paragraph; provided, however, that Pershing may: (i)

retain the Deposit Account for such period of time until transfer of all customer and proprietary accounts of Broker has been completed and (ii) retain in the Deposit Account such amount for such period as it deems appropriate for its protection from any claim or proceeding of any type, then pending or threatened, until the final determination of such claim or proceeding is made. If a threatened claim or proceeding is not resolved or if a legal action or proceeding is not instituted within a reasonable time after the termination of this Agreement, any amount retained with respect to such claim, proceeding, or action shall be paid or delivered to Broker.

21.0 PROPRIETARY ACCOUNTS OF INTRODUCING BROKERS AND DEALERS (PAIB)

Pershing shall establish a separate reserve account for proprietary assets held by Broker so that Broker can treat these assets as allowable assets under SEC Rule 15c3-1. Pershing agrees to perform the required computation on behalf of Broker in accordance with the following provisions, procedures, and interpretations set forth in the SEC's No-Action Letter regarding Proprietary Accounts of Introducing Brokers and Dealers (PAIB) dated November 3, 1998:

21.1 Pershing will perform a separate computation for PAIB assets (PAIB reserve computation) of Broker in accordance with the customer reserve computation set forth in SEC Rule 15c3-3 (customer reserve formula) with the following modifications:

a. Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula will not be included as a credit in the PAIB reserve computation;

b. Note E(3) to Rule 15c3-3a, which reduces debit balances by one percent under the basic method and subparagraph (a)(1)(ii)(A) of Rule 15c3-1, which reduces debit balances by three percent under the alternative method, will not apply; and

c. Neither Note E(I) to Rule 15c3-3a nor NYSE Interpretation /04 to Item 10 of Rule 15c3-3a regarding securities concentration charges is applicable to the PAIB reserve computation.

21.2 PAIB reserve computation will include all the proprietary accounts of Broker. All PAIB assets will be kept separate and distinct from customer assets under the customer reserve computation set forth in SEC Rule 15c3-3.

21.3 PAIB reserve computation will be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

21.4 Pershing will establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of PAIB Customers" with a bank in conformity with the standards of Rule 15c3-3(f) (PAIB Reserve Account). Cash and/or qualified securities as defined in the Rule will be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

21.5 If the PAIB reserve computation results in a deposit requirement, the requirement can be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula cannot be satisfied with excess debits from the PAIB reserve computation.

21.6 Within two business days of entering into this Agreement, Broker shall notify its designated examining authority ("DEA") in writing that it has entered into a PAIB agreement with its clearing broker-dealer.

21.7 Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, Pershing will immediately notify its DEA and the SEC. Unless a corrective plan is found to be acceptable by the SEC and the DEA, Pershing will provide written notification within five business days of the date of discovery to Broker that PAIB assets held by Pershing will not be deemed allowable assets for net capital purposes.

21.8 To the extent applicable, commissions receivable and other receivables of Broker from Pershing (excluding clearing deposits) that are otherwise allowable assets under the net capital rule are not to be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables on the books and records of the Broker and as payables on the books of Pershing.

22.0 COMMUNICATION

22.1 Notice to Customers. Pershing shall, upon the opening of an account pursuant to Paragraph 5 of this Agreement, mail to each customer a copy of the notice to customers required by NYSE Rule 382(c).

22.2 Customer Complaint Reporting and Customer Notification. Broker authorizes and instructs Pershing to forward promptly any written customer complaint received by Pershing regarding Broker and/or its associated persons relating to functions and responsibilities allocated to Broker under this Agreement to a) Broker and b) Broker's DEA designated under Section 17 of the Securities and Exchange Act of 1934, as amended, or, if none, to Broker's appropriate regulatory agency or authority. Further, Broker authorizes Pershing to notify the customer, in writing, that Pershing has received the complaint, and the complaint has been forwarded to Broker's DEA (or, if none, to the appropriate regulatory agency).

22.3 Restriction on Advertising. Neither Pershing nor Broker shall utilize the name of the other in any way without the other's prior written consent except to disclose the relationship between the parties. Neither party shall employ the other's name in such a manner as to create the impression that the relationship between them is anything other than that of clearing broker and introducing broker. Broker shall not hold itself out as an agent of Pershing or as a subsidiary or company controlled directly or indirectly by or affiliated with Pershing except as provided in this Paragraph.

22.4 Linking Between Sites. Without express written authorization, neither party may provide or allow an electronic hyperlink directly from its service or site on the Internet or another site over which that party has control to the service or site on the Internet of the other party.

23.0 TERMINATION OF AGREEMENT

This Agreement shall continue until terminated as hereinafter provided:

23.1 Termination upon 90-Day Notice. This Agreement may be terminated by either party without cause upon ninety days prior notice. If either party terminates the Agreement pursuant to this Paragraph, Pershing shall have the right to impose reasonable limitations upon Broker's activities during the period between the giving of Notice and the transfer of Broker's accounts.

23.2 Termination by Pershing upon 30-Day Notice. Pershing may terminate this Agreement upon thirty days prior written notice to Broker in the event that: (i) Broker fails to strictly comply with any provision of this Agreement; (ii) any representation, warranty or covenant of Broker in this Agreement is

false or misleading; (iii) any director, executive officer, general securities principal or financial and operations principal of Broker is enjoined, prohibited, disciplined or suspended as a result of administrative or judicial proceedings, or proceedings of a self-regulatory organization of which Broker is a member, from engaging in securities business activities constituting all or portions of Broker's securities business.

23.3 Immediate Termination. This Agreement may be terminated by Pershing or Broker immediately in the event that (a) the other party is enjoined, disabled, suspended, prohibited, or otherwise becomes unable to engage in the securities business or any part of it by operation of law or as a result of any administrative or judicial proceeding or action by the SEC, any state securities law administrator, or any regulatory or self-regulatory organization having jurisdiction over such party or (b) the other party (i) becomes or is declared insolvent; (ii) voluntarily files or is the subject of, a petition commencing a case under any chapter of Title 11 of the United States Code; (iii) makes a general assignment for the benefit of its creditors; (iv) admits in writing its inability to pay its debts as they mature; (v) sells or enters into negotiations to sell all or substantially all of its assets; (vi) files an application or consents to the appointment of, or there is appointed, any receiver, or a permanent or interim trustee of that party or any of its subsidiaries, as the case may be, or all or any portion of its property, including, without limitation, the appointment or authorization of a trustee, receiver or agent under applicable law or under a contract to take charge of its property for the purpose of enforcing a lien against such property or for the purpose of general administration of such property for the benefit of its creditors; (vii) files a petition seeking a reorganization of its financial affairs or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or files an answer admitting the material allegations of a petition filed against it in any proceeding under any such law or statute; or (viii) takes any corporate action for the purpose of effecting any of the foregoing.

23.4 Conversion of Accounts. In the event that this Agreement is terminated for any reason, Broker shall arrange for the conversion of Broker's and its customer accounts to another clearing broker or to Broker if it becomes self-clearing. Broker shall give Pershing Notice (the "Conversion Notice") of: (i) the name of the broker that will assume responsibility for clearing services for Customers and Broker; (ii) the date on which such broker will commence providing such services; (iii) Broker's undertaking, in form and substance satisfactory to Pershing, that Broker's agreement with such clearing broker provides that such clearing broker will accept on conversion all Broker and customer accounts then maintained by Pershing; and (iv) the name of an individual or individuals within new clearing broker's organization whom Pershing may contact to coordinate the conversion. The Conversion Notice shall accompany Broker's notice of termination given pursuant to this Paragraph. If Broker fails to give Conversion Notice to Pershing, Pershing may notify Broker's customers as Pershing deems appropriate of the termination of this Agreement and may make such arrangements as Pershing deems appropriate for transfer or delivery of customer and Broker accounts. The expense of notifying those customers and making such arrangements shall be charged to Broker.

23.5 Survival. Termination of this Agreement in any manner shall not release Broker or Pershing from any liability or responsibility with respect to any representation or warranty or transaction effected on the books of Pershing.

23.6 Termination Fee. If Broker terminates this Agreement pursuant to Paragraph 23.1 above, or Pershing terminates this Agreement pursuant to Paragraph 23.2 or 23.3 within the period specified in Schedule A, Broker shall pay to Pershing a termination fee and will reimburse Pershing for Deconversion Expenses as stated in Schedule A.

23.7 Termination Under S.I.P.A. In the event that Broker is the subject of the issuance of a protective decree pursuant to the Securities Investor Protection Act of 1970 (15 U.S.C. § 78aaa-111), Pershing's

claim for payment of a termination fee under this Agreement shall be subordinate to claims of Broker's customers that have been approved by the Trustee appointed by the Securities Investor Protection Corporation pursuant to the issuance of such protective decree.

23.8 Failure to Convert. Broker shall be solely and exclusively responsible for any cost expense (including, but not limited to, fees and expenses of legal counsel) or damages sustained or incurred by Pershing arising out of Broker's failure to promptly convert all of Broker's and its customer accounts for clearing by Pershing unless otherwise agreed in writing.

24.0 CONFIDENTIALITY

24.1 "Confidential Information" of a party shall mean all data and information submitted to the other party or obtained by the other party in connection with the services, including information relating to a party's customers (which includes, without limitation, Non-Public Personal Information as that term is defined in Securities and Exchange Commission Regulation S-P), technology, operations, facilities, consumer markets, products, capacities, systems, procedures, security practices, research, development, business affairs, ideas, concepts, innovations, inventions, designs, business methodologies, improvements, trade secrets, copyrightable subject matter and other proprietary information.

24.2 All Confidential Information relating to a party shall be held in confidence by the other party to the same extent and in at least the same manner as such party protects its own confidential or proprietary information. Neither party shall disclose, publish, release, transfer or otherwise make available Confidential Information of the other party in any form to, or for the use or benefit of, any person or entity without the other party's consent. Each party shall, however, be permitted to disclose relevant aspects of the other party's Confidential Information to its officers, agents, subcontractors and employees to the extent such disclosure is reasonably necessary for the performance of its duties and obligations under this Agreement and such disclosure is not prohibited by Gramm-Leach-Bliley Act of 1999 ("GLBA"), which amends the Securities and Exchange Act of 1934, as it may be amended from time to time, the regulations promulgated by the Securities and Exchange Commission thereunder or other applicable law; provided, however, that such party shall take all reasonable measures to ensure that Confidential Information of the other party is not disclosed or duplicated in contravention of the provisions of this Agreement by such officers, agents, subcontractors and employees. The obligations in this Paragraph shall not restrict any disclosure by either party pursuant to any applicable law, or by order of any court or government agency (provided that the disclosing party shall give prompt notice to the non-disclosing party of such order) and shall not apply with respect to information which (i) is developed by the other party without violating the disclosing party's proprietary rights; (ii) is or becomes publicly known (other than through unauthorized disclosure); (iii) is disclosed by the owner of such information to a third party free of any obligation of confidentiality; (iv) is already known by such party without an obligation of confidentiality other than pursuant to this Agreement or any confidentiality agreements entered into between the parties before the effective date of this Agreement; or (v) is rightfully received by a party free of any obligation of confidentiality. If the GLBA, the regulations promulgated by the Securities and Exchange Commission thereunder or other applicable law now or hereafter in effect imposes a higher standard of confidentiality to the Confidential Information, such standard shall prevail over the provisions of this Paragraph.

24.3 Broker acknowledges that the services Pershing provides hereunder involve Broker access to proprietary technology, trading and other systems, and that techniques, algorithms and processes contained in such systems constitute trade secrets and shall be safeguarded by Broker, and that Broker shall exercise reasonable care to protect Pershing's interest in such trade secrets. Broker agrees to make the proprietary nature of such systems known to those of its consultants, staff, agents or clients who may

reasonably be expected to come into contact with such systems. Broker agrees that any breach of this confidentiality provision may result in its being liable for damages as provided by law.

24.4 Paragraphs 24.1 through 24.3 shall survive the termination of this Agreement.

25.0 ACTION AGAINST CUSTOMERS BY PERSHING

Pershing may, in its sole discretion and at its own expense and, upon written notice to Broker, institute and prosecute in its name any action or proceeding against any of Broker's customers in relation to any controversy or claim arising out of Pershing's transactions with Broker or with Broker's customers. Nothing contained in this Agreement shall be deemed either (i) to require Pershing to institute or prosecute such an action or proceeding; or (ii) to impair or prejudice its right to do so, should it so elect, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker assigns to Pershing its rights against its customer as necessary to effectuate the provisions of this Paragraph.

26.0 NOTICES

Any Notice required or permitted to be given under this Agreement shall be sufficient only if it is in writing and sent by hand or by certified mail, return receipt requested, to the parties at the following address:

Broker:

Bonds.com, Inc
Attn: John Barry

Pershing:

Pershing LLC
One Pershing Plaza
Jersey City, NJ 07399
Attn: Mr. James Crowley, Managing Director
cc: Legal Department

27.0 ARBITRATION

27.1 Arbitration Requirement. Any dispute between Broker and Pershing that cannot be settled shall be taken to arbitration as set forth in Paragraph 27.3 below.

27.2 ARBITRATION DISCLOSURE.

- ARBITRATION IS FINAL AND BINDING ON THE PARTIES.
- THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

- o PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.
- o THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.
- o THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

27.3 ARBITRATION AGREEMENT.

ANY CONTROVERSY BETWEEN US ARISING OUT OF YOUR BUSINESS OR THIS AGREEMENT SHALL BE SUBMITTED TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC., OR NASD DISPUTE RESOLUTION, INC. (OR THEIR SUCCESSOR FIRMS), AND IN ACCORDANCE WITH THE RULES THEN OBTAINING OF THE SELECTED ORGANIZATION AND SHALL BE CONDUCTED AS A BROKER TO BROKER OR MEMBER VS MEMBER DISPUTE. ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL.

NO PERSON SHALL BRING A PUTATIVE OR CERTIFIED CLASS ACTION TO ARBITRATION, NOR SEEK TO ENFORCE ANY PRE-DISPUTE ARBITRATION AGREEMENT AGAINST ANY PERSON WHO HAS INITIATED IN COURT A PUTATIVE CLASS ACTION AND WHO IS A MEMBER OF A PUTATIVE CLASS AND WHO HAS NOT OPTED OUT OF THE CLASS WITH RESPECT TO ANY CLAIMS ENCOMPASSED BY THE PUTATIVE CLASS ACTION UNTIL: (i) THE CLASS CERTIFICATION IS DENIED; (ii) THE CLASS IS DECERTIFIED; OR (iii) THE CUSTOMER IS EXCLUDED FROM THE CLASS BY THE COURT. SUCH FORBEARANCE TO ENFORCE AN AGREEMENT TO ARBITRATE SHALL NOT CONSTITUTE A WAIVER OF ANY RIGHTS UNDER THIS AGREEMENT EXCEPT TO THE EXTENT STATED HEREIN.

28.0 INJUNCTIVE RELIEF

In the event of a breach or threatened breach of any of the provisions of this Agreement by Broker or any employee or representative of Broker, Broker acknowledges that Pershing shall be entitled to seek preliminary and permanent injunctive relief to enforce the provisions hereof. In addition, Broker acknowledges that a breach of the terms regarding confidentiality of information and ownership of Pershing's intellectual property would cause irreparable and incalculable damage to Pershing. Nothing herein shall preclude the parties from pursuing any action or other remedy for any breach or threatened breach of this Agreement, all of which shall be cumulative.

29.0 GENERAL PROVISIONS

29.1 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the respective successors and assigns of Broker and Pershing. No assignment of this Agreement or any rights, including those to indemnification hereunder by Broker shall be effective unless Pershing's written consent shall be first obtained.

29.2 Severability. If any provision of this Agreement shall be held to be invalid or unenforceable, the validity or enforceability of the remaining provisions and conditions shall not be affected thereby.

29.3 Counterparts. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute a single agreement.

29.4 Entire Agreement Amendments and Duties Not Specifically Enumerated Herein. This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein and all prior discussions, agreements, and promises, written or oral, are merged herein. This Agreement may not be changed orally, but only by an agreement in writing signed by the parties. Pershing shall not be responsible or liable for failure to perform any duties not specifically enumerated herein.

29.5 Captions. Captions herein are for convenience only and are not of substantive effect.

29.6 Choice of Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the conflicts of laws or principles thereof. This Agreement shall not be governed by the United Nations Convention on the International Sale of Goods.

29.7 Citations. Any reference to the rules or regulations of the SEC, NASD, the NYSE, or any other regulatory or self-regulatory organization are current citations. Any changes in the citations (whether or not there are any changes in the text of such rules or regulations) shall be automatically incorporated herein.

29.8 Construction of Agreement. Neither this Agreement nor the performance of the services hereunder shall be considered to create a joint venture or partnership between Pershing and Broker or between Broker and other brokers for whom Pershing may perform the same or similar services.

29.9 Third-Parties. This Agreement is between the parties hereto and is not intended to confer any benefits on third-parties including, but not limited to, customers of Broker.

29.10 Non-Exclusivity of Remedies. The enumeration herein of specific remedies shall not be exclusive of any other remedies. Any delay or failure by a party to this Agreement to exercise any right, power, remedy, or privilege herein contained, or now or hereafter existing under any applicable statute or law, shall not be construed to be a waiver of such right, power, remedy, or privilege. No single, partial, or other exercise of any such right, power, remedy, or privilege shall preclude the further exercise thereof or the exercise of any other right, power, remedy, or privilege.

29.11 SIPA; Rule 15c3-3. All introduced customers are the customers of Broker except as provided under the Securities Investor Protection Act ("SIPA") and SEC financial responsibility rules where the customers shall be considered customers of Pershing. Nothing in this Paragraph will otherwise change or affect the provisions of this Agreement which provide that the customer account remains Broker's

customer account for all other purposes, including but not limited to, supervision, suitability and indemnification.

29.12 United States Postal Service Documents. Broker hereby appoints Pershing as its attorney-in-fact for the purpose of executing such documents as are necessary to allow Broker and its customers to participate in the FASTforward program of the United States Postal Service. This may include, but not be limited to Pershing's execution, on an annual basis, on Broker's behalf, of the FASTforward Processing Acknowledgment Form.

29.13 Provision of Reports and Exception Reports. Beginning on or before the effective date of this Agreement and before July 31 of each calendar year thereafter, Pershing shall provide to Broker, pursuant to NYSE Rule 382(e), a list of all reports (e.g. exception-type reports) it offers to Broker. Broker shall promptly advise Pershing, in writing, of those specific reports it elects to receive. Pershing and Broker each represent that their obligations relative to exception reports, pursuant to NYSE Rule 382(e) have been completed.

29.14 Force Majeure. Pershing shall not be liable for any loss caused, directly or indirectly, resulting from any circumstances beyond its reasonable control, including without limitation, labor disputes, riots, sabotage, insurrection, fires, flood, storm, explosions, earthquakes, electrical power failures, telecommunications system failures, Internet failure, outbreaks of computer viruses, worms, parasites and the like, acts of God or nature, war, both declared or undeclared, or acts of terrorism (each a "Force Majeure Event"; collectively, "Force Majeure Events"). In addition, Pershing shall not be liable for any loss caused, directly or indirectly, resulting from the acts or omissions of third parties over which it has no control.

29.15 Audio Taping of Telephone Conversations. Each party understands that for quality control, dispute resolution or other business purposes, the parties may record some or all telephone conversations between them. Each party hereby consents to such recording and will inform its employees, representatives and agents of this practice. It is further understood that all such conversations are deemed to be solely for business purposes.

30.0 OWNERSHIP AND LICENSES

30.1 Definitions. For purposes of this Paragraph 30, the following terms have the meanings ascribed to them.

"Access Device" means any type of computer, personal digital assistant (PDA), beeper, television, telephone or any other communications device, including, without limitation, any software Broker uses on such device whether Pershing provided such software to Broker or otherwise, that enables Broker to access and use the Pershing Services via a wired or wireless connection to any wireless network, the Internet, the World Wide Web or any other computer or telecommunications network.

"Authorized User" means each customer, employee and/or agent of Broker designated as authorized by Broker to access the Software, Systems and Services.

"Identification Devices" means any passwords, codes, certificates, and other identification devices and security processes or measures necessary to access and use the Systems and Software.

"Intellectual Property Rights" with respect to any intellectual property means all applicable copyrights (including without limitation, the exclusive right to reproduce, distribute copies of, display and perform the copyrighted work and to prepare derivative works), rights in trademarks, rights in patents and patent applications, tradenames, mask-work rights, trade secrets, moral rights, authors' rights, domain names and universal resource locators ("URLs"), TCP/IP addresses, metatags, all renewal and extensions thereof, and the like, regardless of whether any such rights arise under the laws of the United States, or any other state, country or jurisdiction.

"Services" or "Pershing Services" means the services to be provided by Pershing and/or its Third Party Providers to Broker under this Agreement, including Internet-based services, through the Software and Systems, including, without limitation, (a) communication and content services, (b) access to account and financial information, (c) securities trading, and other services to be provided by Pershing to Broker under this Agreement.

"Software" means the software, including, without limitation, any and all documentation, home page design(s), methodologies, techniques, know-how and software libraries, and the code comprising the same, as such may be revised from to time to include any upgrades, updates, new versions and other modifications, improvements and enhancements made by or for Pershing in accordance with this Agreement.

"Systems" means the data access, account information, trading and order entry, and report generation systems, and related know-how, as such may be revised from to time to include any upgrades, updates, new versions and other modifications, improvements and enhancements made by or for Pershing in accordance with this Agreement.

"Third Party Providers" means Pershing's suppliers, vendors or providers that have entered into third-party agreements with Pershing.

30.2 License to Use Systems and Software. Pershing hereby grants to Broker a non-exclusive, non-transferable, non-assignable license for the term of this Agreement to access and use the Software and Systems for the limited purpose of enabling Broker to obtain the Services. Pershing shall have the right to terminate or suspend such license and the provision of the Systems and Software to Broker in the event of breach of this Agreement that is not cured within thirty (30) days of Brokers' receipt of Pershing's notice of such breach.

30.3 No Reverse Engineering. Broker shall not, directly or indirectly, modify the features or functionality of, copy or create derivative works using all or any portion of, analyze or remove semiconductor components from, decompile, or otherwise reverse engineer or attempt to reverse engineer or derive source code, techniques, algorithms or processes from the Systems or Software or permit or encourage any third-party to do so.

30.4 Ownership. Except for the license granted in Paragraph 30.2 herein, nothing herein shall be construed to transfer to Broker any rights, title and/or interest in and to the Software, Systems and Services, including, without limitation, the Intellectual Property Rights therein. Except to the extent that any Intellectual Property Rights in the Software, Systems and Services are published or otherwise matters of public record, the Systems and Software Products are trade secrets of Pershing and its affiliates. As between Broker and Pershing, Pershing shall at all times be and remain the sole and exclusive owner of the Systems, Software and Services.

30.5 Web-based Communications. The Services shall be provided through various means, including, without limitation, a site or pages of a site on the World Wide Web that are accessible through an Internet address unique to Broker, but which shall not be required to be a domain name unique to Broker.

30.6 Revisions and Modifications. From time to time during the term of this Agreement Pershing may in its sole and absolute discretion revise or modify any Software, Systems or Services to include any patches, upgrades, updates, new versions and other modifications, improvements and enhancements made by or for Pershing (any of which patches, upgrades, updates, new versions and other modifications, improvements and enhancements are collectively referred to in this Agreement as "revisions and modifications" or "revisions or modifications", as the context requires). To the extent that any such revisions or modifications are made, Schedule A shall be deemed to be revised to include such revision or modification and any associated fees.

30.7 Business Continuity. Pershing agrees to maintain a written business continuity plan identifying procedures relating to an emergency or significant business disruption in accordance with applicable industry regulations.

30.7.1 Pershing shall, from time to time, provide Broker with Identification Devices for accessing and using the Software, Systems and Services.

30.7.2 Broker shall be responsible for designating Authorized Users. [Broker shall provide Pershing with a list of Authorized Users so designated by Broker and shall provide Pershing with changes to this list.]

30.7.3 Broker shall be solely responsible for the assignment and distribution to Authorized Users, and the maintenance of all Identification Devices. Broker agrees not to assign and/or distribute any Identification Devices to individuals who are not Authorized Users.

30.7.4 Each party shall be responsible for and shall provide the same level of security as it applies to its own proprietary and confidential property in the protection, maintenance, and distribution of those Identification Devices and codes within its organization and to its agents and customers, but in no case less than the security that a reasonably prudent person would use to protect their own proprietary and confidential property.

30.7.5 Broker shall report to Pershing any loss, theft, or discovery of any Identification Devices immediately and Broker shall be responsible for any unauthorized use, and for any loss resulting from unauthorized use, of any Identification Device attributable to Broker prior to the time the loss, theft, or discovery of the Identification Device is reported to Pershing.

30.8 Restrictions on Access, Viewing and Distribution.

30.8.1 Quotes, news and research data, including market information (collectively, "Market Data") displayed on the Pershing Service may be based on or derived from different Third Party Providers and may be updated at different time intervals, and accordingly, the various trade status reports, including intraday updates of balances and positions information, available via any Access Devices, which incorporate such Market Data information, may differ due to the different Market Data and sources and their update intervals. Similarly, different Access Devices may incorporate different Market Data and sources, and they may differ for the same reasons.

30.8.2 The Software, Systems, and design of the Pershing Service are the property of Pershing. The content, including both its form and substance, included in the Pershing Service is the property of either

Pershing or one or more of its Third Party Providers ("Third Party Provider Services"). Broker shall have no rights in or to the Software, Systems, or Pershing Service or Third Party Provider Services, except as expressly provided herein, and Broker agrees not to take any action inconsistent with Pershing's rights in the Software, Systems, or Pershing Service or the Third Party Providers' rights in their Third Party Provider Services.

30.8.3 All of the materials in the Pershing Service are protected by United States and international copyright, trademark and other intellectual property laws. Broker's right to use the Pershing Service, including the Third Party Provider Services, is limited to use in connection with Broker's account(s) and for Broker's personal benefit only ("Internal Use"). Broker may not modify, rent, lease, loan, sell, assign, distribute, display, perform, publish or create derivative works based on any of the content, materials or the like contained in the Pershing Service, in whole or in part. Broker may not copy, modify, create derivative works from, reverse engineer, reverse assemble or otherwise attempt to discover the source code of any software or techniques, algorithms or processes that are part of the Pershing Service. Broker may print out a reasonable number of copies of the materials on the Pershing Service as is necessary for Broker's Internal Use, provided that Broker does not delete any copyright, trademark or other intellectual property notices contained in such materials. Broker may prepare hard copy reports incorporating Third Party Provider Services and download Third Party Provider Services into commercially available spreadsheet software programs or delimited text files; Broker may not, however, disseminate in electronic form or use Third Party Provider Services for the construction of other products or services.

30.8.4 Broker acknowledges and agrees that the license to use the Software, Systems and Services granted by Paragraph 30.2 does not diminish Broker's responsibility for compliance with all applicable rules as set forth in Paragraph 6 of this Agreement.

30.9 Indemnification; Disclaimers.

30.9.1 Pershing shall indemnify, defend, and hold Broker harmless from and against all claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney's fees, and costs in connection therewith (collectively, "Losses") arising out of a claim that the Software and/or Systems, or Broker's authorized use thereof, as set forth in this Agreement, infringes upon any Intellectual Property Rights of any third party. This Paragraph 30.9.1 shall survive any termination of this Agreement; *provided, however,* that any indemnity provided under this Paragraph 30.9.1 shall only be in respect of events occurring during the term of this Agreement.

30.9.2 Broker shall not be entitled to any indemnification under Paragraph 30.9.1 hereof to the extent that the Losses in respect of which such indemnification is sought is attributable to Broker's negligent activities and/or misuse of Pershing Services, as set forth in this Agreement ("Unauthorized Use") or to the extent of such Losses due to a delay in providing notice of the circumstances giving rise to such Losses. Broker shall indemnify, defend, and hold Pershing harmless from and against all claims, demands, proceedings, suits, actions, liabilities, expenses, and reasonable attorney's fees, and costs in connection therewith (collectively, "Losses") arising out of such negligent activities by Broker, Broker's Unauthorized Use of Pershing Services or such delay by Broker in providing such notice. This Paragraph 30.9.2 shall survive any termination of this Agreement.

30.9.3 DISCLAIMER OF WARRANTIES.

THE PERSHING SERVICE IS PROVIDED ON AN "AS IS", "AS AVAILABLE" BASIS, WITHOUT WARRANTY OF ANY KIND, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. PERSHING DISCLAIMS ALL WARRANTIES, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A

PARTICULAR PURPOSE, AND NON-INFRINGEMENT. THERE IS NO WARRANTY THAT ANY INFORMATION PROVIDED THROUGH PERSHING, THE PERSHING SERVICE OR THE SYSTEM WILL FULFILL ANY PARTICULAR PURPOSES OR NEEDS.

30.9.4 LIMITATION OF LIABILITY; DATA NOT GUARANTEED.

TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL PERSHING, ANY OF ITS AGENTS, AFFILIATES, THIRD PARTY PROVIDERS OR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR MANAGING THE DELIVERY OF THE PERSHING SERVICE BE LIABLE TO BROKER OR ANYONE ELSE FOR ANY DIRECT, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE OR ANY OTHER DAMAGES WHATSOEVER (INCLUDING WITHOUT LIMITATION DAMAGES FOR LOST PROFITS, TRADING LOSSES, DAMAGES RESULTING FROM INCONVENIENCE OR LOSS OF USE OF THE WEB SITE), EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING OUT OF THE USE OF OR INABILITY TO USE THE PERSHING SERVICE OR FOR ANY BREACH OF ANY WARRANTY.

Quotes, news and research data, including market information displayed on any Access Device (collectively, "Market Data") are obtained from sources Pershing believes to be reliable. **HOWEVER, ALL MARKET DATA IS PROVIDED "AS IS" AND "AS AVAILABLE", AND THERE MAY BE DELAYS, OMISSIONS AND INACCURACIES IN SUCH DATA. NEITHER PERSHING NOR ITS AGENTS, AFFILIATES, OR THIRD PARTY PROVIDERS OR ANYONE ELSE INVOLVED IN CREATING, PRODUCING, DELIVERING OR MANAGING THE DELIVERY OF SUCH DATA, INFORMATION OR SERVICES (COLLECTIVELY, THE ("Disseminating Parties") CAN GUARANTEE, NOR DO PERSHING OR THEY GUARANTEE, THE CORRECTNESS, QUALITY, ACCURACY, SEQUENCE, TIMELINESS, CURRENTNESS, RELIABILITY, PERFORMANCE, COMPLETENESS, CONTINUED AVAILABILITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NON-INFRINGEMENT OR OTHERWISE OF ANY MARKET DATA OR THIRD PARTY PROVIDER SERVICES, AND PERSHING AND THEY HEREBY DISCLAIM ANY SUCH EXPRESS OR IMPLIED WARRANTIES.** Pershing also reserves the right to filter the Market Data provided to Broker through the Pershing Service. The Disseminating Parties shall not be liable to Broker or to anyone else for any loss or injury, whether or not caused in whole or in part by their negligence or omission, in procuring, compiling, editing, writing, reporting or delivering any Market Data or Third Party Provider Services through Pershing or by any Force Majeure Event or other cause beyond their control. The Disseminating Parties will not be liable to Broker or anyone else for any decision made or action taken by Broker in reliance on such Market Data or for direct, indirect, incidental, special, consequential, punitive or any other damages whatsoever (including without limitation damages for lost profits, trading losses, damages resulting from inconvenience or loss of use of the Pershing Service) even if Pershing or its Third Party Providers have been advised of the possibility of such damages.

Broker agrees that neither Pershing, nor its Third Party Providers shall be liable in any way for, any liability, costs, damages or loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension or delay of trading, equipment failure, communication line failure, system failure, security failure, unauthorized access, theft, Force Majeure Event or any problem, technological or otherwise, that might prevent Broker from accessing or utilizing the Services.

IN WITNESS WHEREOF the parties have hereto affixed their signatures by their duly authorized officers on the day and date first above written.

This Agreement contains a pre-dispute arbitration clause in Paragraph 27. Broker acknowledges receiving a copy of this Agreement.

BONDS.COM, Inc.:

By: William M. Bass

Title: President

PERSHING LLC

By:

Title:

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

Subject to completion and revision.
Not binding on either party unless and until the parties enter into a Fully Disclosed Clearing Agreement.

Pershing is offering the pricing contained in the Schedule A to the Fully Disclosed Clearing Agreement based on our analysis and understanding of the Services likely to be required by Broker. To the extent that Broker elects any or all of the Services included in this proposal, those services will be included in Schedule A to the Fully Disclosed Clearing Agreement. Additional fees and charges shall apply for Pershing Custom Services.

This proposed Schedule A is based on the following assumptions:

a.) There will not be any material changes to the terms of the Fully Disclosed Clearing Agreement.
b.) A minimum quarterly payment to Pershing for Execution, Clearance, and Rebillable Fee Services of $25,000 per quarter shall apply. This minimum charge will be waived for the first 60 days of the relationship.
c.) The terms, conditions, and pricing contained in this Schedule A may be withdrawn by Pershing if the Fully Disclosed Clearing Agreement is not executed by the parties within (insert # days) days of the date written above.

Table of Contents — ***Page Number***

Conversion and Establishment Costs

Pershing ordinarily absorbs all of its internal costs related to the conversion or the establishment of a new Broker relationship. Broker is responsible for costs relating to withdrawal from your current clearing firm or service bureau, etc. and for your internal costs.

Deposit Account

As described in the Fully Disclosed Clearing Agreement, Pershing will require a deposit of.......... ________

Termination Fees

This pricing will be in effect for three years from the date of the first trade for Broker or any of its clients ("First Trade Date" or "FTD"). Starting with FTD, in the event of an early termination of this Schedule A, the following fees will be payable to Pershing:

In year 1 from FTD ....
In year 2 from FTD .... **
In year 3 from FTD ....
In year 4 from FTD or thereafter..........Reasonable and documentable deconversion related expenses

Bonds.Com, Inc.	Pershing LLC
Signature: **	Signature:

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

Date: 9/20/07	Date:

SECTION 1.0—EXECUTION, CLEARANCE, AND REBILLABLE FEE SERVICES

1.1. *Execution Services (US)*

Equities: New York Stock Exchange and American Stock Exchange
- Market Orders Received Electronically (≤ 2099 shares) ....
- All Other Market Orders (> 2099 shares) .... **
- Limit Orders ....

Equities: All Other Market Centers
- All Orders (minimum of $0.50 and maximum of $5.00 per order) ....

Pershing Trading Desk .... **

Options
- Equity and Index ....
- Debt and Currency .... **

Corporate Bonds: Executed on an Exchange ....

1.2. *Clearance Services (US)*

	Agency or Principal Customer[1]	Principal Dealer[2]
Equities and Exchange Traded Funds		
Options	**	**
Fixed Income Securities (4)		
Mortgage Backed When Issued Securities		

Fixed Income Dealer Trades Pershing to Pershing**

** Pershing will charge standard dealer ($9) charges and rebate back difference quarterly

(4)Bonds Com will have their monthly bill reduced based on the following tiers: Rebates are processed on a quarterly basis.

**

	Purchases and Redemptions
Load and No Load Mutual Funds[4]	
Systematic Dollar Cost Averaging and Withdrawals	
Non-FundServ and Physical Load Mutual Fund Certificates	**
Unit Investment Trusts	
Option Exercise and Assignment Transactions per Notification	
Currency Options	
Other Options	
Average Price Transactions[5]	

[1] Agency or Principal Customer is defined as the Broker acting as agent or principal for a client account.
[2] Principal Dealer is defined as the Broker acting as a dealer with any party other than Customer and shall include riskless principal transactions.
[3] An order is an instruction received by Pershing from a client of Broker or from Broker itself for its own account to purchase or sell a quantity of securities without regard to the number of discrete trade events or executions required to fulfill the order. An order is complete upon any cancellation. If no execution occurs there is no charge. With the exception of over-the-counter (OTC) principal activities, Clearance fees shall be billed per order. Per order is defined at the point and time of order entry and may result in multiple executions from a single order. In the event that Broker enters multiple orders (as defined above) to fulfill a single client order, multiple Clearance fees shall apply.
[4] Upon billing for load mutual funds not done at net asset value (NAV), the billing is represented as a principal customer and principal dealer transaction totaling the stated price.
[5] Broker will be billed for street-side executions only, executed in an average price account. This is in addition to clearance charges.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

Step In/Step Out Processing[8] .... **

---

[8] The fee is incremental to any applicable Execution or Clearance fees. If financing is required, Pershing will charge Broker the Pershing Base Lending Rate as defined in Section 2.0.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

1.3. *Execution, Clearance, Settlement Services (Non-US)*

1.3.1 **Clearance Services**

Equities/Fixed Income/Foreign Exchange (FX) with Pershing ....
FX Away from Pershing .... **
ADR Arbitrage Processing Fee ....
ADR Agent Bank Creation/Cancellation Fee ....
Cancel and Correct Fees ....

1.3.2 **Execution and Settlement Services**—For countries not on the below list, Broker agrees to pay Pershing's current foreign settlement fee for that country, available upon request. Availability of Market to Broker is subject to Pershing approval and rates are subject to change upon notice due to market conditions.

Market	Execution (Basis Points)	Foreign Settlement Fee If Processed in Currency**	Foreign Settlement Fee If Processed in USD**
Argentina		ARS	US $
Australia		AUD	US $
Austria	**	EUR	US $
Belgium		EUR	US $
Canada	CAD 0.03 cents per share	CAD	US $
China			
Denmark		DKK	US $
Euroclear		US	US $
Finland		EUR **	US $ **
France		EUR	US $
Germany	**	EUR	US $
Hong Kong		HKD	US $
Italy		EUR	US $
Indonesia		IDR 1,400,000	US $
Israel		ILS	US $
Ireland		GBP	US $
Japan		JPY	US $
Luxembourg		EUR	US $
Mexico		US**	US $
Netherlands		EUR	US $
New Zealand		NZD	US $
Norway		NOK	US $
Peru		PEN	US $
Philippines		PHF	US $
Portugal		EUR	US $
Puerto Rico		US $	US $
Singapore		SGD	US
South Africa		ZAR	US
Sweden		SEK	US
Spain		EUR	US
Switzerland		CHF	US
Thailand		THB	US
Turkey		US	US $
United Kingdom		GBP	US $
Venezuela		VB 150,000	US $

** May be billed directly to client and marked up by Broker.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

1.4. *Customer Rebillable Fees*

With the exception of Mutual Fund and Systematic Reinvestment (SRS) Exchanges, each of the below fees may be billed directly to the client with a customized mark-up. Broker is responsible for client notification of fees.

Mutual Fund and SRS Exchanges (including confirmation fee)..........
Checking Stop Payment.......... **
Returned Checks..........
Check Re-order Fee[7]..........
Confirmation Fee—Retail Client..........
DK Items:
  US.......... **
  Non-US..........
Applicable Transaction Fees[8]..........
Foreign Receive and Deliver Fees:
  EuroClear.......... **
  All Other Foreign Depositories..........
Inactive Account Fees[9]**:**
  Retail Account Fee.......... **
  Mutual Fund Only Accounts..........
Margin and COD Extensions..........
Reorganization Items—Voluntary..........
Safekeeping:
  Name.......... **
  Foreign Securities[10]..........
Transfers:
  Legal, GNMA, and Restricted Items..........
  Outgoing Account Transfers.......... **
  Global Transfers—Receive/Delivers..........
  Accommodation Transfer..........
  Register and Ship Certificate..........
  Direct Registration..........
Wired Funds..........

1.5. *Direct Firm Expenses*

Applicable Exchange, Clearing Corporation, and Other Transaction Fees[11]..........
Fixed Income Certificate Costs..........
Post-Settlement Cancel/Replace.......... **
Bond Redemption Notification Fee..........
Good 'Til Canceled Notification Fee..........
Annuity Processing Fees:
  New Purchases and 1035 Exchanges..........
  Subsequent Purchases.......... **
Books and Records Client Notification Fee (optional)..........
Overnight Courier Fee:
  Standard Delivery..........
  Saturday Delivery.......... **

---

7 This fee is may change subject to assessed vendor fees to Pershing.

8 Pershing will assess to Broker or client of Broker a charge that is based upon the fee described in Section 31 pursuant to the Securities and Exchange Act of 1934, as amended.

9 Inactive accounts are defined as accounts holding a security position for a calendar year (January 1 - December 31) without generating a.) a trade or b.) a free credit or margin interest of at least ** . Mutual fund systematic reinvestments and exchanges will be considered a trade. Dividend reinvestment activity is not considered a trade. Inactive fees do not apply to ProCash Plus Gold or Platinum, LoanAdvance, Directed Trust Services, Lockwood and PEAKAdvisor Managed Accounts, or retirement accounts where Pershing acts as custodian or servicing agent and collects service fees. Accounts exclusively holding "book entry only" fixed income positions, an aggregate FundVest position of $10,000 or more, or a Choice Plus - Group 1 sweep balance of $10,000 per month or more are exempt from this fee. Pershing will exempt 5% of your total accounts that are subject to this fee; Pershing reserves the right to charge this fee on a pro rata basis for accounts that terminate their relationship with Pershing.

10 Foreign security safekeeping may be subject to additional custody fees.

11 These fees include, but are not limited to exchange, clearing corporation, and similar transaction fees.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Fractional Share Equity Dividend Reinvestment[12] ....
Physical Check Processing Fee .... **
"Blue Sheet" Requests..
Securities Information Center (as Indirect Inquirer) ....

SECTION 2.0—INTEREST AND DISTRIBUTION ASSISTANCE PROGRAMS

2.1. *Interest and Distribution Assistance Revenues*

Cash Due Interest:
Interest on all cash account delinquencies in customer accounts will be charged directly to your CUSTOMERS at WSJ Broker Call plus 250bps.

Special: All Interest In excess of WSJ Broker Call plus 50bps will be credited to Bonds Com.

Margin Debit Interest Schedule:

Net Debit Balance	Surcharge Over WSJ Broker Call
**	**

Margin Debit Interest Participation:
All interest charged to customers in excess of the WSJ Broker Call Plus **

Credit Interest Schedule and Participation:
Customer accounts not electing a sweep option will be credited interest (Pershing Money Market Rate) when they maintain a minimum daily balance of ** or more for more than three consecutive days. Accrued interest which is less than $1 for the period will not be credited. Pershing will credit to your firm a monthly rebate based on the average balances eligible for payment. The rebate will be based on the following scale:

Average Free Credit Balances (Millions)	Basis Points (Annual)	Annualized Rebate
	10	
**	**	**

Short Interest Rebate Program:
Pershing will credit your firm short interest rebates, according to the following schedule, on the market value of the shorts. The following guidelines apply to this program:

**

- Hard to borrow issues will be communicated at the time of the short sale request.

[12] If this fee is passed to your clients, there is ** deducted from the dividend. If you elect to absorb this fee, no minimum will apply. ProCash Plus Gold and Platinum, PEAKAdvisor, and retirement accounts where Pershing LLC acts as custodian or servicing agent are exempt from the fee and no minimum will apply.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

- Difficult/hard to borrow securities may earn a rebate rate less than the above stated schedule on a security by security basis. As securities become difficult to borrow due to limited sources, the rate on previously established short positions may be decreased. In some instances a fee may be incurred to maintain the short/borrow, which may be passed back to you or your customer. Authorization to sell a security short is based on availability on that particular day. It does not guarantee that the securities will be available on settlement date or thereafter. Therefore, the account may be subject to a buy-in at anytime.

- The criteria to qualify for the short interest rebate is an aggregate of the short market value balance exceeding .

Firm Account Interest:

Firm Credit: **

Firm Debit: ** upon Bonds Com government inventory accounts for the ** purpose of self-financing government inventory. (only government inventory will be set at this rate)

Deposit Account:
Pershing will require a clearing deposit upon which you will receive interest at the 90-day Treasury Bill rate, if such deposit is made in cash. If Pershing executes all trades, the minimum deposit is ** non-US registered firms). If Pershing authorizes you to execute away and "give up" our name for clearance only, the minimum deposit requirement is ** . Finally, firms engaging in market making activity, large volumes of activity, institutional sized trades, and transactions in foreign currencies may be subjected to higher capital and deposit requirements.

DK Interest On Trades:
Firm Debit: **

Customer Non-Purpose Loan ("NPL") Debit Interest Schedule:
Interest will be charged to customers on NPL debit balances at The Prime Rate unless other wise instructed.

NPL Debit Interest Participation:
All interest charged to customers in excess of the ** will be credited to your firm.

2.1.7 **Money Market Funds (See the list of available sweep** funds and their respective pricing group in Exhibit 1)—Pershing provides an automated sweep to Choice Plus money fund providers. Pershing does not sweep free credits covering pending buy trades that have not yet settled. Balances awaiting sweep are not eligible for credit interest.

2.1.7.1 Pershing processes money market sweep vehicles according to the following parameters:
- Check deposits, dividends and interest, and other credits—First business day after posting.
- Settling sell trades—First business day after settlement.
- Incoming wire funds—Same day if received before purchase cut-off, next business day if not. Pershing must be notified of incoming wired funds to facilitate same day sweep.

2.1.7.2 Distribution assistance on the Choice Plus funds is based on your level of assets within each fund family as outlined below:

	Distribution Assistance (Basis Points)					
Average Fund Balances	Group 1	Group 2	Group 3	Group 4	Group 5	Group 6
**	**	**	**	**	**	**

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

**	**	**	**	**	**	**

There are certain Choice Plus money fund providers that also offer Institutional Money Market Funds (Group 7 in Exhibit 1: Choice Plus List of Money Funds), some may require a minimum investment. No distribution assistance payment schedule is offered for these funds.

2.1.8. Pershing LLC Retirement Account Money Market Balances—Pershing provides an automatic sweep to three vehicles: Pershing Government Account (PGA), Reserve Insured Deposits (Reserve), and Dreyfus Government Portfolio Investor Share Class (Dreyfus) at no cost. Distribution assistance on each sweep is based on your level of assets within each fund as outlined below:

	Distribution Assistance (Basis Points)		
Average Fund Balances	**PGA**	**Reserve**	**Dreyfus**
**	**	**	**

SECTION 3.0—PRODUCT AND SERVICE SUPPORT

3.1. ***Retirement Accounts and Savings Accounts***

3.1.1. Retirement Account and Savings Account Fees—If Pershing LLC is the custodian for your retirement plans, the following represents current fees, which may change from time to time. Broker may elect to absorb these fees. Termination fees shall apply upon termination of the plan for any reason except termination by Pershing.

	Annual Custodial Maintenance Fee	Termination Fee
Traditional IRA, Roth IRA, Coverdell Education Savings Accounts, and IRS Model 5305 SEP	**	**
SARSEP/Prototype SEP, SIMPLE IRA, Qualified Retirement Plans (Money Purchase, Profit Sharing, 401(k), Individual(k), and 403(b)(7) Custodial Accounts)	**	**

A fee of ** will apply for conversions to a Roth IRA from a Traditional IRA.

3.1.2. Maintenance Fee Waiver Programs for Non-Qualified Retirement Accounts

- ** Institutional—Pershing waives the annual maintenance fee for a Pershing LLC Traditional or Roth IRA each year that the account holds a minimum of ** [1] in FundVest Focus and FundVest Institutional program-eligible mutual fund assets, beginning with the maintenance fee due in the current year. The assets must be in the IRA on both the invoice date and the charge date for the account to qualify for the fee waiver.
- ** —Pershing waives the annual maintenance fee for a Pershing LLC Traditional or Roth IRA for the first year that the account holds a minimum of ** in total assets. The assets must be in the IRA on both the invoice date and the charge date for the account to qualify for the fee waiver.
- **ProCash Plus Platinum Holders**—Pershing offers to waive the annual maintenance fee for a Pershing LLC Traditional or Roth IRA each year that the account holder maintains a ProCash Plus Platinum Account.
- Annuity Only Holders—For those accounts where Pershing LLC acts as custodian of the retirement account, the insurance company is the custodian/servicing agent on the annuity and performs tax reporting, and the account only holds linked annuity positions, the annual retirement maintenance fees will be waived. This fee waiver will remain in place for the life of the account or until the account is funded with anything other than an annuity. Once the account has activity or other assets, the maintenance fee will be charged.

3.2. ***Fee-Based Brokerage Accounts (Avail)***

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Avail is a fee-based brokerage platform that enables Broker to offer non-advisory fee-based accounts with fees that are based on account value. Pershing offers multiple client billing options at ** . All applicable fees and other expenses outlined in this Schedule A apply.

3.3. *High-Net-Worth Client Support*

3.3.1. **Asset Management Accounts (ProCash Plus®)**—Pershing offers an asset management account with check writing and debit card. The annual fees, which you may elect to absorb, pass through, or mark-up, are as follows:

- **Silver Account**.. ** worth
- **Gold Account**..
- **Gold Corporate Account**.. **
- **Platinum Account**..
- **Platinum Corporate Account**..

Once you open and maintain ** ProCash Plus accounts, Pershing will credit ** annually to Broker for each additional account opened thereafter. All ProCash Plus Gold and Platinum accounts are automatically enrolled in Portfolio Evaluation Service outlined in 3.3.2. These accounts receive the Tax-Lot Base Package only at ** However, if a ProCash Plus accountholder wishes to receive online performance measurements, there will be an additional charge as per the Online Performance Package fee outlined in 3.3.2.

3.3.2. **Tax-Lot and Portfolio Evaluation Service (PES®)**—The Portfolio Evaluation Service offers complete support for tax-lot accounting and performance measurement. The pricing and parameters for this optional service are noted below:

- **Tax-Lot Base Package:** Online system containing all inquiry screens and a link to monthly statements, does not include online performance measurements:.. **
- **Online Performance Package:** Online performance measurements, in addition to the Tax-Lot Base Package:.. **

3.3.3. **Performance Package with Quarterly Performance Reports (QPR)**—In addition to the features of the PES Tax-Lot Base and Online Performance Packages, QPRs, performance management reporting tools, are available for non-managed accounts.

- **Basic Package:** A quarterly report offering a high-level overview of an account's performance, including tax-lots; realized and unrealized gains and losses; and performance measurement charts displaying account performances .... **
- **Full Package:** A quarterly report that expands upon the Basic Package offering commentary from leading industry research analysts; detailed performance information; fixed income sections; and projected income and cash flow for fixed income securities .... **

3.3.4. **Private Client Group (PCG)**

- **Cashless Options Exercise Program**—PCG can allow Broker to process the cashless exercise of employee stock options. PCG handles much of the administrative work directly with the employer. The charge for this service is ** exercise. This fee may be absorbed, passed through, or marked-up.
- **Client Non-Purpose Loan ("NPL") Debit Interest Schedule**—Interest will be charged to your clients on NPL debit balances at the prime rate unless otherwise instructed. All interest charged to clients in excess of the federal funds target rate plus **
- **Restricted and Control Stock Sales and Loans**—PCG can guide you and your clients through the complexities of selling restricted or control stock. Further, PCG can assist Broker with the qualification process and the execution of leveraged borrowing against these assets. Fees are based on the agreed involvement of PCG in the transactions process.

3.3.5. **Special Products Processing**—Investments in limited partnerships, limited liability partnerships, and private

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

placements are subject to the following fees:

- **Document Review Fee**—A ** charge per review to determine a security's compatibility with Pershing's compliance and operational procedures will be assessed. The fee will be charged upon completion of the document review, regardless of outcome, for limited partnership and private placement securities not currently held by Pershing.
- **Retail Accounts Annual Service Charge per Position**—A ** processing fee for limited partnerships or private placements shall apply.
- **Retirement Accounts Annual Service Charge**—A ** processing fee per limited partnerships or private placements applies to retirement accounts where Pershing acts as the custodian or servicing agent.
- **Subscription, Redemption, and Re-Registration Fee**—The fee for each limited partnership and private placement is ** per client position, per event for retirement accounts where Pershing is the custodian.
- **Unrelated Business Taxable Income (UBTI) Tax Returns (IRS Form 990-T) Processing Fee**—The fee for preparing and filing IRS 990-T tax return is ** per tax return filed by Pershing. The 990-T tax return filing fee is payable annually on June 1.

[3] Fees are billed at the opening of the account and subsequently on the anniversary date and thereafter. The fees are charged for the ** or any **

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

3.3.6 **Fixed Income Trade Management (BondCentral® Trade Center)**—Pershing offers a fixed income front-end inventory management and offering system, which allows Broker to display your fixed income offerings internally and for your investment professionals (traders) to execute transactions in those offerings. Access to BondCentral Trade Center is provided for a fee of ** per user per month.

3.3.7. **Customer Billing System**—Pershing offers a customer billing system, which allows Broker to program an asset-based fee schedule for registered investment advisory activity. The pricing for this optional service is as follows:

Asset Value	Basis Points (Annualized)
**	**

The charge is based on the assets in the individual client's account, billed quarterly in advance.

3.4. *Compliance Support Services*

3.4.1. **Anti-Money Laundering and OFAC Compliance Support**—Pershing has integrated Equifax's Decision Power to assist with your Compliance efforts. This is an optional service.

Equifax Decision Power Development Fee: .... ** one time set-up fee
This fee includes access to the stand-alone Equifax Decision Power platform via a URL, E-Port, and to the Pershing integrated version of Equifax Decision Power via NetExchange Pro®. The NetExchange Pro version is part of the online account applications process through the NetExchange Client® or NetExchange Pro platforms. The Equifax report capability is integrated within the new account review screen. Custom Equifax Decision Power offers the ability to run any applicant against one of four models. The appropriate transaction fee will apply as outlined below. These transaction fees apply to reports requested through the NetExchange Pro and E-Port.

- Model ** .... ** per transaction
  Includes Equifax Credit File, Brokerage Risk Indicator, Decision Power Processing, Risk-Wise Fraud Services, and CDC Services (Compliance Data Center, which reports negative brokerage information) and OFAC Alert.
- Model ** .... ** per transaction
  Includes only Risk-Wise Fraud Services and CDC Services (Compliance Data Center, which reports negative brokerage information) and OFAC Alert.
- Model ** .... ** per transaction
  Includes only Risk-Wise Fraud Services for the purpose of ID verification.
- Model ** .... ** per transaction
  Includes only CDC and OFAC Alert Services (Compliance Data Center, which reports negative brokerage information).
- ** Service: .... ** per transaction
  The DTEC report is a verification and location service, which uses a consumer's Social Security Number to search the Equifax database to deliver identification information. Pershing offers the Full DTEC transaction request, which returns all identification information available. Limited DTEC, which does not return age or employment, is accessible via a separate E-Port web site login.
- CDC/ID Verification Scrub (only Models ** and * apply): .... ** per transaction
  This service will give the Broker the ability to process all existing client accounts through the Equifax Decision Power platform to verify CDC, OFAC, and ID Verification in a one time load. Once an account has been processed through the Equifax Decision Power platform it will remain on the OFAC Alert list for the next seven years. If any negative information is identified regarding the account, the Broker will be notified directly.

3.4.2. **Description of Equifax Services**

- **Equifax Credit File**—This is a client's credit information from one of the nation's largest credit information databases.
- **Brokerage Risk Indicator (BRI)**—This score is part of the Credit File information and assesses the level of risk a client may be to the Broker. The score is ranged between **. A score of ** and above is considered a good risk, a score of ** and below requires review by the Broker. The BRI score also provides reason codes to further define the rating.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

- **Risk-Wise Fraud Services**—This provides access to fraud assessment tools from Equifax Fraud Advisor, Equifax ID Advisor, and Safescan. These tools alert you about potentially fraudulent information elements, and verify name, address, Social Security Number, date of birth, and telephone numbers.
- **CDC Services**—This service let's Broker check account holders against CDC database for previously committed brokerage account abuses.
- **OFAC Alert**—This product is an automated OFAC screening tool that identifies transactions subject to economic sanctions, including freezing an account.

3.5. *Miscellaneous*

3.5.1. Customized Systems/Requests/Reports—Pershing has a proven track record of implementing customer-initiated systems and projects at no cost to its customers. However, Pershing reserves the right to charge Broker for customized reporting and system enhancement requests at a rate of ** per hour. Such charges will be agreed upon on a case-by-case basis and confirmed in writing in advance between Broker and Pershing. All such work shall be subject to the terms and conditions of the executed Fully Disclosed Clearing Agreement and all work shall be owned by Pershing.

3.5.2. **Data Communications and Transmissions**—Broker will be responsible for installation and maintenance fees related to data communications lines, modems, related equipment, and data transmissions.

3.5.3. **File Downloads**—Pershing offers standard files that can be sent electronically using a variety of file transmission protocols:

Transmission Protocol	Initial Setup Fee	Monthly Maintenance
InfoDirect FTP		
File Transmission Protocol (FTP)		
Network Job Entry (NJE)	**	**
Network Data Model (NDM)		

The fee for rerunning a file that is more than 10 business days old is ** per file.

3.5.4. **Special Statement Production**—Pershing normally prepares and mails brokerage account statements for accounts that have any brokerage activity at some point during the statement period. Should Broker wish to have a brokerage account statement issued for clients with assets, regardless of activity, there is a ** charge per statement for each month in which a statement may not otherwise be produced for such account.

3.5.5. **Statement Inserts/Messaging**—Pershing will insert into your client brokerage account statements the marketing and/or product information of your choice at a cost of ** per insert. Broker may place certain customized messages on client brokerage account statements at no cost.

3.5.6. **Syndicates**—Whenever Broker participates in or manages a syndicate that is settled by Pershing, we will pass along to Broker costs incurred for depository fees and closing representation. When Broker acts as lead manager, clearance charges between the firm "syndicate" account and the firm "take down" account will be waived. The following additional charges may apply:

- **Day Loan Fee/Day Light Overdraft**—A day loan fee of 1% per annum calculated on a ** basis will be assessed on any day that Broker's syndicate activity aggregates to a total of $5 million or more. The day loan will be calculated as follows: Fee = Total Amount of Syndicates X **% + **
- **Syndicate Processing Fee**—A minimum processing fee of ** will apply for all managed syndicates settled by Pershing on Broker's behalf. Additional fees at a rate of ** per person hour will be assessed on all deals requiring physical delivery or managed Initial Public Offerings.

3.5.7. **EasyPay Funds Transfer System**—Pershing makes available EasyPay, an automated funds transfer system. Broker's clients will be able to authorize payments to Pershing via touch-tone telephone ** additional cost to them or to Broker.

3.5.8. Other—Pershing will charge Broker for drafting securities, mail, certificate, and delivery fees on certain fixed income transfers, ADR insurance, lost certificate replacement (over ** days), and all costs associated with

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

printing specialized forms.

Pershing also reserves the right to pass through to Broker any additional charges or changes to existing charges, whether foreseen or unforeseen, that Pershing may incur as a result of changes in industry practices, increases from industry utilities, increase from data providers, and increases due to regulatory changes. Broker will be advised of any of the aforementioned changes prior to their implementation.

SECTION 4.0—INVESTMENT PROFESSIONAL SUPPORT

4.1. *Investment Professional Support*

Please see Exhibit 2: NetExchange Pro—Description of Content

4.1.1. **Brokerage Workstation (NetExchange Pro)**—NetExchange Pro is a Pershing's entitlement driven, online order entry, account management, and back-office processing platform.

Monthly Fee—A usage fee billed per user for access to NetExchange Pro applies according to the following schedule:

** .... **

Monthly Fee Waiver—Access to NetExchange Pro by non-production operational, compliance, and control function personnel is provided free of charge.

Premium Content Fees—In addition to the usage fees, the following optional premium content fees may apply:

- **Basic Package** .... ** per month, per user (a savings of ** per month)
  (Includes Reuters News and Commentary, ** real-time quotes (** ; per real-time quote thereafter), BNY Jaywalk Consensus Complete (includes FundScan®), and Intraday and historical charts.)
- **Analysis Package**.................... ** per month, per user (a savings of $ ** per month)
  (Includes Market Edge™ Full Service, Standard & Poor's five-page reports, and Thomson's Company Reports.)
- **Mutual Fund Research Package**.................... ** per month, per user (a savings of ** per month)
  (Includes Morningstar® Fund Analytics and The Rankings Service™)
- **Advisor Tools™ Package**.................... Free
  (Includes asset allocation, portfolio modeling, equity and mutual fund order blasting, and portfolio rebalancing.)
- **Individual Pricing of Premium Content** (monthly fee per user, unless otherwise noted)
  - 500 Real-Time Quotes ** per real-time quote thereafter)....................
  - Unlimited Real-Time Quotes[14]....................
  - Streaming Quotes[14].................... **
  - NASDAQ® Level II Quotes[15]....................
  - Time and Sales[16]....................
  - Historical Pricing....................
  - Intraday and Historical Charts....................
  - Interactive Charts[18]....................

[14] Most Exchange fees are billed directly to Broker or Broker's investment professionals. However, the ** monthly NASDAQ fee is billed directly to Pershing. Therefore, the fees for both unlimited real-time quotes and streaming quotes already include the ** NASDAQ fee.
[15] Includes the ** NASDAQ fee. Entitled users must also be entitled to either streaming or unlimited real-time quotes.
[16] Entitled users must also be entitled to either streaming or unlimited real-time quotes.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

The Rankings Service..........
BNY Jaywalk Consensus Complete (including FundScan®)..........
BNY Jaywalk Metrics..........
Credit Suisse Research:
Users..........
** Users.......... **
Users..........
Standard & Poor's Five-Page Reports (Includes StockScan®)..........
Standard & Poor's MarketScope®..........
Dow Jones Financial Advisor Service..........
Dow Jones News Service..........
Morningstar® Fund Analytics..........
Reuters® News and Commentary..........
Thomson's Company Reports..........
Market Edge™ Second Opinion™ Reports..........
Market Edge™ Full Service..........
NetExchange Pro Mobile..........
Brokers Ally Pro™, One-Time Setup Fee..........
Brokers Ally Pro™..........

4.1.2. **Financial Planning Software (NaviPlan®) through NetExchange Pro**—Pershing offers both NaviPlan Standard and Extended software.

NaviPlan Standard—Provides the ability for investment professionals to build personalized financial plans such as saving for college tuition, planning for retirement, making major purchases, and estate planning. NaviPlan Standard is fully integrated onto NetExchange Pro and allows users to import both client demographic and holdings information directly from NetExchange Pro.

NaviPlan Extended—Enables investment professionals to build advanced financial plans for their high- and ultra-high-net-worth clients. NaviPlan Extended provides detailed cash flow-based planning and comprehensive analysis of incomes, expenses, assets and liabilities, stock options, federal and state taxes, and lifetime estate planning strategies. This is a stand-alone service that is not integrated with NetExchange Pro.

Monthly User Fees:

Total Users[17]	NaviPlan Standard	NaviPlan Extended
**	**	**
3,501+		

4.1.3. **Statements, Confirmations, and Tax Statements**

CD-ROM (e-Document Express™)—Statements, confirmations, and tax statements are available to investment professionals on CD-ROM on a monthly, quarterly, bi-annual, or annual basis. These documents are available to Office of Supervisory Jurisdiction (OSJ) as defined by NASD rules on a monthly basis only. The following fees apply:

** .... **

Paper Copy—If an investment Professional or OSJ requests statements, trade confirmations, or tax statements in paper copy, the following fees will apply:

Statements..........	**	per statement
Trade Confirmations..........		per confirmation
Tax Statements..........		per statement

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

[17] The total number of monthly users includes subscriptions for NaviPlan Standard and NaviPlan Extended at the ** . If a user subscribes to both, a ** discount will apply to NaviPlan Standard pricing for that user.

SECTION 5.0—CUSTOMER WEB SITE SUPPORT

5.1. ***Customer Web Site Support (NetExchange Client®)—NetExchange Custom Pricing is available upon request.***

Please see Exhibit 3: NetExchange Client—Description of Content

5.1.1. **NetExchange Client® Standard and NetExchange View® Standard**
NetExchange Client is a comprehensive end-client web site that provides users with access to trading, real-time quotes, account information, news, and research. NetExchange View offers only account information and delayed quotes, without the ability to place trades online or access any news and research. Optional Premium Functionality is available for NetExchange Client Standard and NetExchange View Standard as described in section 5.1.3.

Core Services Fees
One-Time Set-Up Fee .... **
Monthly Maintenance Fee..........the greater of ** per active client ID or $ ** per month

Core Content Fees—The NetExchange Client Standard includes the following content: Dow Jones® Business News, PR Newswire®, and BusinessWire®, FundScan®, Intraday and historical charts, S&P Snap Shot Reports, and The Learning Center. The core content fee is based on entitled users, according to the following schedule:
* These fees do not apply to the NetExchange View Standard.

Entitled Users	Monthly Fee Per User
**	**

Real-Time Quotes (NetExchange Client Standard only)..........$ **

5.1.2. **NetExchange Client Select™**
NetExchange Client Select offers the functionality of the NetExchange Client Standard web site with the ability to add Broker's branding, offer a customer service section, post online forms, create a limited number of custom pages, and select the functionality and content for display on the web site.

Core Services Fees
One-Time Set-Up Fee .... **
Monthly Maintenance Fee..........the greater of ** per active client ID or ** per month

Optional Premium Content Fees—The NetExchange Client Select web site users may access optional content selected by Broker. The optional premium content fee is assessed according to the following schedule, charged per active ID, per month with applicable minimum and maximum monthly fees:

Bundled Content Package. ** per month, plus ** per active ID (a savings of ** per active ID) Includes:

- Dow Jones Business News, PR News Wire and Business Wire
- Intraday and Historical Charts
- Standard & Poor's Research & Analysis – All 3 modules
- Standard & Poor's Snapshot Reports

Individual Content Purchased Separately (monthly fee per active ID)

- Dow Jones Business News .... $300.00 per month plus ** per active ID (Includes Headlines, Full Stories and News by Symbol, PR Newswire, and BusinessWire)
- EDGAR Online's IPO Info and EDGARPro (** maximum fee) .... **

- FundScan/Lipper Analytical Data ** maximum fee)......** per month plus ** per user ID
- Intraday and Historical Charts (** maximum fee)..**

- Standard & Poor's Research & Analysis:
  - Module 1: Stocks, Mutual Funds, and Markets ....
  - Module 2: Economy, Bonds, Industries, IPOs, and S&P Indices .... **
  - Module 3: The Learning Center ....
  - Any Combination of the 3 Modules..........
- Standard & Poor's Snapshot Reports..........
- Thomson's Company Reports ....

Real-Time Quotes .... **

Special Services
- Customization and Quality Assurance Testing .... ** per hour
- DJIA License .... ** per year to display the DJIA index chart
- Online Client Survey .... ** one-time development fee plus ** per month hosting fee

5.1.3. **Premium Functionality Available for NetExchange Client Standard and NetExchange Client Select Sites**

- **Pershing Index Chart**.......... ** per site, per month
This offering enables Broker to place the Pershing Index Chart on Broker's proprietary web site (the fee does not apply to the index chart that appears on the NetExchange Client Standard or Select web site). The fee applies to each site, and only one index chart can be displayed per page. Pershing will host the chart, which also includes the following indices: NYSE composite, NASDAQ composite, S&P 500, and S&P 100. Broker must also pay the $3,000.00 annual DJIA License fee to use this service.

- **Open Financial Exchange (OFX) Server Development**
Intuit® Quicken®..........
Microsoft® Money .... **
Quicken and Money ....
Addition of either product to an existing Pershing OFX server is ** . This includes a fully load-balanced and redundant server. Additional fees may apply for special logon or other requirements.

  OFX is a broad-based framework for exchanging financial data and instructions between clients and their financial institutions. Development of an OFX server through Pershing enables your clients to download their brokerage account transactions, balances, and holdings for use in personal financial software products such as Intuit Quicken and Microsoft Money.

- **OFX Monthly Maintenance** .... **
month

- **Quicken Implementation Fee**
This one-time, pass-through fee is based on the total number of accounts (subject to change):
....
** .... **
* This fee may vary should your company have an existing relationship with Intuit.

- **Quicken Licensing Fee**
This annual, pass-through fee is based on the total number of accounts (subject to change):
accounts..........
accounts..........
** accounts.......... **
* This fee may vary should your company have an existing relationship with Intuit.

- **Intuit TurboTax® Instant Data Entry (IDE)**
Server Set-Up Fee..........
Account Loading Fee.......... **
This offering enables your clients to import tax data (1099 DIV, 1099 INT, 1099 OID, 1099 MISC, and 1099-B, including average cost information) directly into their current year TurboTax federal tax return. NetExchange Client Standard and NetExchange Client Standard View sites will access the "NetExchange Client" branded presence on Turbo Tax. Account Loading Fees are based on the total number of accounts that will generate a tax

statement (as of the last day of the calendar year); it is not based on active usage. ** may apply for special logon or other requirements.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

Exhibit 1: Choice Plus List of Money Funds

Fund Manager	Fund Name	Pricing Group
**	TX FREE CASH RESERVE RESRV	Group
	SH TERM LIQUID ASSETS RSRV	Group
	** SH TERM STIC PRIME RESERVE	Group
	SH TERM GOV & AGENCY RESRV	Group
	SH TERM TREASURY RESERVE	Group
	SH TERM GOV TAXADVNTG RSRV	Group
	SH TERM PLC US DOLLAR RSRV	Group
	SH TERM PLC US DOLLAR SLCT	Group
**	GENERAL MNY MKT FUND CL B	Group
	GENERAL GOVT SEC MNY MKT CL B	Group
	GENERAL MUNICIPAL MNY MKT CL B	Group
	GENERAL TREASURY PRIME CLASS B	Group
	GENERAL CA MUNI MNY MKT CL B	Group
	GENERAL NY MUNI MNY MKT CL B	Group
	CA TAX EXEMPT	Group
	CT MUNICIPAL	Group
	FL MUNICIPAL	Group
	NJ MUNICIPAL	Group
	NY TAX EXEMPT	Group
	MA MUNICIPAL	Group
	PA MUNICIPAL	Group
	CASH MNGT INVESTOR SHARES	Group **
	** CASH MNGT PLUS INVESTOR SHR	Group
	GOVT CASH MNGT INVESTOR SHR	Group
	GOVT PRIME INVESTOR SHARES	Group
	MUNI CASH MT PLUS INVESTOR	Group
	NY MUNI CASH INVESTOR SHARES	Group
	TAX EXEMPT INVESTOR SHARES	Group
	TREASURY CASH MT INVESTOR	Group
	TREASURY PRIME INVESTOR SHR	Group
	CASH MNGT ADMIN SHARES	Group
	CASH MNGT PLUS ADMIN SHARES	Group
	GOVT CASH MNGT ADMIN SHARES	Group
	GOVT PRIME ADMIN SHARES	Group
	MUNI CASH MT PLUS ADMIN SHRS	Group
	NY MUNI CASH ADMIN SHARES	Group
	TAX EXEMPT ADMIN SHARES	Group
	REASURY CASH MT ADMIN SHRS	Group
	TREASURY PRIME ADMIN SHARES	Group
	LIQUIDITY FUND US TREAS CL G	Group
	LIQUIDITY FUND US TREAS CL B	Group
	LIQUIDITY FUND US TREAS CL H	Group
	LIQUIDITY PLUS FUND CLASS G	Group
	LIQUIDITY PLUS FUND CLASS B	Group

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

Fund Manager	Fund Name	Pricing Group
**	** LIQUIDITY PLUS FUND CLASS H	Group
	CAPITAL RESERVES	Group
	GOVERNMENT RESERVES	Group
	MUNICIPAL TRUST	Group
	CA MUNI CASH TRUST CASH SERIES	Group
	CT MUNI CASH TRUST CASH SERIES	Group
	FL MUNI CASH TRUST CASH SERIES	Group
	MA MUNI CASH TRUST CASH SERIES	Group
	MN MUNI CASH TRUST CASH SERIES	Group
	NJ MUNI CASH TRUST CASH SERIES	Group
	NY MUNI CAH TRUST CASH SERIES	Group
	OH MUNI CASH TRUST II	Group
	PA CASH TRUST CASH SERIES	Group
	TREASURY CASH SERIES	Group
	VA MUNI CASH TRUST CASH SERIES	Group
	AL MUNI CASH TRUST	Group
	AZ MUNI CASH TRUST SERVICE SHARES	Group
	PERSHING GOVERNMENT ACCOUNT	N/A
	GOVT OBLIGATION FUND SERVICE SHARES	Group
	GOVT OBLIGATION TAX MANAGED SERVICE SHARES	Group **
	PRIME OBLIGATIONS FUND SERVICE SHARES	Group
	TAX FREE OBLIGATION SERVICE SHARES	Group
	TREASURY OBLIGATION SERVICE SHARES	Group
	US TREASURY CASH RESERVE SERVICE SHARES	Group
	MUNI OBLIGATIONS FUND SERVICE SHARES	Group
	PRIME CASH OBLIGATIONS SERVICE SHARES	Group
	PRIME MANAGEMENT OBLIGATIONS SERVICE SHARES	Group
	PRIME VALUE OBLIGATIONS SERVICE SHARES	Group
	GOVT OBLIGATIONS FUND CAPITAL SHARES	Group
	PRIME MANAGEMENT OBLIGATIONS CAPITAL SHARES	Group
	TREASURY OBIGATIONS CAPITAL SHARES	Group
	MUNI OBLIGATIONS FUND CAPITAL SHARES	Group
	PRIME CASH OBLIGATIONS CAPITAL SHARES	Group
	CALIFORNIA MUNI CASH TRUST CAPITAL SHARES	Group
	NEW YRK MUNI CASH TRUST CAPITAL SHARES	Group
	PRIME VALUE OBLIGATIONS CAPITAL SHARES	Group
	US TREASURY CAPITAL RESERVES INSTL SHARES	Group
	SHORT-TERM US PRIME FUND IDS CLASS	Group
	SHORT-TERM US GOVT FUND IDS CLASS	Group
	SHORT-TERM US GOVT FUND ISDS CLASS	Group
	SHORT-TERM US TREASURY FUND ISS CLASS	Group
	SHORT-TERM US PRIME FUND ISDS CLASS	Group
	SHORT-TERM US PRIME FUND IS CLASS	Group
**	CORTLAND GENERAL	Group
	CORTLAND US GOVERNMENT	Group

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

	CORTLAND MUNICIPAL	Group	
	CA DAILY TAX FREE INCOME CL A	Group	
	CT DAILY TAX FREE INCOME CL A	Group	
	FL DAILY MUNICIPAL INCOME CL A	Group	
	NJ DAILY MUNICIPAL INCOME CL A	Group	
	NY DAILY TAX FREE INCOME CL A	Group	
	DAILY INCOME MNY MKT CL A	Group	
	** DAILY INCOME US TREAS CL A	Group	
	DAILY DOLLAR INTERNATIONAL II RETAIL	Group	
	DAILY DOLLAR INTERNATIONAL II INSTL SERVICE	Group	
	CASH ACCT TRST MNY MKT SERVICE	Group **	
**	CASH ACCT TRST GOV & AGENCY A	Group	
	CASH ACCT TRST TAX EX SERVICE	Group	
Fund Manager	Fund Name	Pricing Group	
	TAX EXEMPT NY MONEY MARKET FD	Group	
	FL MUNI CASH FUND	Group	
	** NJ MUNI CASH FUND	Group	
	TAX EXEMPT CA MONEY MARKET FD	Group **	
	GOVT CASH MGD GOV SECS	Group	
	TAX EXEMPT CASH MNGD	Group	
**	EXPRESS SWEEP MNY MKT	Group	
	LIQUIDITY RSRV INV	Group	
	MINNESOTA MNY FD A	Group	
	** CA TAX FREE FUND A	Group	
	PRIME INVSTMT SRVC	Group	
	CASH INVSTMT SRVC	Group	
	GOVT MNY MKT SRVC	Group	
	TREASURY PLUS SRVC	Group	
	100% TREASURY SRVC	Group	
	CA TAX FREE SRVC	Group	
	NATL TAX FREE SRVC	Group	
	CASH INVSTMT ADMIN	Group	
	GOVT MNY MKT ADMIN	Group	
RESERVE	INSURED DEPOSITS (FDIC)	30 BPS	

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

Exhibit 2: NetExchange Pro—Description of Content

Core Content	Description
**	Detailed account information including positions, balances, activity, and more.
	Buy or sell stocks; buy, redeem and exchange mutual funds; buy, sell, or close options.
	Open new accounts by submitting the applications for approval online. View the status of the applications online. Applications must be printed for the client's signature.
	Track custom notes on specific securities.
	Search for stocks, mutual funds, options, and international and fixed income securities.
**	Unlimited access to delayed stock, mutual fund, option, and index quotes from all major U.S. exchanges. Using Quote Track™, track up to 40 different portfolios with up to 40 positions in each portfolio. Monitor the stocks you own, the most actives, and market indices with a personalized scrolling stock ticker.
**	Includes summary, industries and indices, actives, and percent and dollar winners and losers. Rateboard provides current interest rates, currency rates, commodity prices, and stock and option indices.
	Access robust data on ADRs, including profiles and corporate actions.
**	Access a collection of interactive tools from Intuit®, the makers of TurboTax® and Quicken® products, for access to in-depth articles, quick calculators, and specialized tax tools.
	Access retirement planning tools designed to inform and educate, including calculators, distribution tools to help determine which type of individual retirement account (IRA) will provide greater financial benefits for clients, as well as an IRA conversion analyzer.
	Access SEC filings, such as 10-Ks and 10-Qs, from the EDGAR database.
	Access life insurance, college, and savings analyzers.
	Order annual reports from over 3,000 publicly held companies and receive free shipping and handling.
	Enter a symbol to order a mutual fund prospectus by mail.
	Download corporate information developed for shareholders by publicly traded companies.
	Access definitions for hundreds of investment terms.

**	Description
	Keep up-to-date with the latest market headlines from Reuters. Also as part of this service, retrieve the latest news from PR Newswire and BusinessWire. Select headlines or full stories by category or by symbol.
**	Obtain up to 500 stock, option, and mutual fund quotes each month in the basic package. Users can create up to 40 Quote Tracks with up to 40 symbols in each track. Each real-time quote after the first 500 will be charged at the rate of $0.02 per inquiry. This package includes quotes from NYSE, NASDAQ, and Options Pricing Reporting Authority (OPRA). Quotes from American Stock Exchange (AMEX) must be entitled separately and fees will be billed directly by the AMEX.
**	This package includes unlimited access to real-time quotes from NYSE, NASDAQ, AMEX, and OPRA. Exchange fees for NYSE and AMEX are billed directly to Broker or Broker's investment professionals.
	This package includes unlimited access to real-time quotes from NYSE, NASDAQ, AMEX, and OPRA. Users can view streaming or live data in multiple locations including the holdings section, Quote Tracks, and Industries and Indices. Exchange fees for NYSE and AMEX are billed directly to Broker or Broker's investment professionals.
**	This service provides a real-time streaming view of the depth of the market by showing all bids and offers, among all market makers and electronic communication networks for NASDAQ securities. Users must have a separate entitlement to either unlimited real-time quotes or streaming quotes in order to access the time and sales feature. Separate fees apply for each of these services.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

Optional Content	Description
**	Includes all of the BNY Jaywalk Consensus Metrics features (listed below) plus the ability to generate more than 5,000 consensus stock reports in PDF format. This service also includes complimentary access to FundScan, which provides the ability to search among 10,000 mutual funds using a variety of criteria and view a detailed profile on each fund.
	The Bank of New York's independent equity research group represents a worldwide network of over 170 independent research providers (IRPs) each employing their own unique research methodology and discipline. The Consensus is the average of all IRPs' individual recommendations on a given security, presented in one consolidated rating. It provides investment professionals with a snapshot of the overall opinion on a stock from a broad spectrum of analysts.
**	Create impressive charts on over 10,000 stocks and mutual funds.
	Get a Second Opinion before making an investment decision using unbiased, computer-generated recommendations that are easy to understand. Also access Market Edge to search for trading ideas, viewpoint and figure breakouts, and to utilize other valuable resources.
**	Access thousands of in-depth company reports from S&P. This service also includes complimentary access to StockScan, which provides the ability to search for stocks using a variety of criteria.
	Access late-breaking market and company news, commentary, STAR (Standard & Poor's Stock Appreciation System) ratings on companies, and more.
	Offers comprehensive statistical and analytical information on more than 16,500 mutual funds from Morningstar top analysts. Mutual fund reports, fund manager interviews and profiles, and a hypothetical tool to create professional investment illustrations, are just a few of the features.
**	View research that applies a unique method to mutual fund coverage. This service tracks the performance of the fund manager over the span of the manager's career instead of tracking fund performance. The service includes lists of the top 100 fund managers, top 10 managers by 15 different fund types, and fund manager profiles, all updated daily.
	View the latest insider activity and institutional holdings on thousands of companies. Fundamentals, key ratios, and First Call earnings estimates are also provided on each company.
	Automate investment advisory or financial planning activity with asset allocation, portfolio modeling, equity and mutual fund order blasting, and portfolio rebalancing functionality.
**	A focused set of news stories designed and selected for the unique needs of financial advisors.
	Dow Jones News Service transmits more than 3,000 items on a busy news day. The News Service covers corporate developments, U.S. and Canadian equity markets, worldwide geopolitical and economic news, and much more.
	Get award-winning equity research from Credit Suisse on a real-time basis. This easy-to use tool features include intraday research, daily research notes, weekly reviews, monthly analysis, and company and industry reports.
**	Available for download via CD, this tailored version of software includes 30 customizable data fields designed specifically for Pershing customers. This integrated database and word processing system enables users to manage client and prospect relationships in one place.
	Access client account information and trading capabilities on the go, anytime, anywhere. Available for various handheld devices including personal digital assistants and web-enabled cell phones.
**	This service from ComStock[SM] provides equity data, including last sale, bid, and ask values, on a tick by tick basis for up to 20 days. Users must have a separate entitlement to either unlimited real-time quotes or streaming quotes in order to access the Time and Sales feature. Separate fees apply for each of these services.
	Access historical pricing for individual securities (equities and indices) going back up to 10 years.

** CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT.

SCHEDULE A - TO THE FULLY DISCLOSED CLEARING AGREEMENT
Between Pershing LLC and Bonds.Com, Inc.
September 20, 2007

Exhibit 3: NetExchange Client—Description of Content

NOTE: Services can be turned off at the firm level using dynamic entitlements if Broker chooses not to offer services to clients. The items listed under Core Services can be turned off selectively at the user level, if Broker chooses to do so.

Core Content	Description
**	Detailed account information including positions, balances, activity, and more.
	Order annual reports from over 3,000 publicly held companies and receive free shipping.
	A comprehensive list of commonly used mutual fund terms designed to facilitate a more complete understanding of mutual funds.
	Access a company's SEC filings, such as 10-Ks and 10-Qs, from the EDGAR database.
	A comprehensive list with descriptions of general investment terms.
	View current interest rates, currency rates, commodity pricing, and stock and option indices.
**	Buy or sell stocks; buy, redeem, or exchange mutual funds; and buy, sell, or close options.
**	Description
	Keep up-to-date on the global markets with news geared to the needs of individual investors. Retrieve the latest news from PR Newswire and BusinessWire. Select headlines or full stories by category or by symbol.
	A comprehensive list of recent IPOs, with information on each IPO and real-time SEC filings that are formatted for the Internet and indexed to enable users to easily navigate and retrieve information.
**	Access detailed profiles on thousands of mutual funds. Also search for funds that meet specified criteria using FundScan.
	Create charts on over 10,000 stocks and mutual funds.
	Gain unlimited access to delayed stock, mutual fund, option, and index quotes from all major U.S. exchanges. Using Model Portfolios, track up to 8 different portfolios with up to 20 positions in each portfolio. Portfolios can be monitored by performance or quote data.
**	Obtain real-time stock, option, and mutual fund quotes each month. Snap shots of up to 20 quotes can be developed, tracked, and compared.
	Access thousands of company reports from S&P. This service also includes complimentary access to StockScan, which provides the ability to search for stocks using a variety of criteria.
**	Includes news, trends, analysis, and market commentary, all tailored to the unique needs of individual investors. The content is packaged into modules comprised of information on the markets, stocks, mutual funds, economy, bonds, industries, IPO's, and indices. The Learning Center is also available, containing interactive investing tutorials, financial information tailored for women, an in-depth glossary of hundreds of financial terms, and more.
	View the latest insider activity and institutional holdings on thousands of companies. Fundamentals, key ratios, and First Call earnings estimates are also provided on each company.